AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2005.
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             CATCHER HOLDINGS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

      DELAWARE                         7373                       62-0201385
  (STATE OR OTHER          (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
    JURISDICTION            CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)
OF INCORPORATION OR
   ORGANIZATION)

                             CATCHER HOLDINGS, INC.
                             39526 CHARLESTOWN PIKE
                             HAMILTON, VA 20158-3322
                                 (540) 882-3087

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL PLACE OF BUSINESS)

                           ---------------------------

                               MR. CHARLES SANDER
                             CATCHER HOLDINGS, INC.
                             39526 CHARLESTOWN PIKE
                             HAMILTON, VA 20158-3322
                                 (540) 882-3087
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF REGISTRANT'S AGENT FOR SERVICE)

                          ---------------------------

                                   COPIES TO:

                               ERIC M. KOGAN, ESQ.
                      PILIERO GOLDSTEIN KOGAN & MILLER, LLP
                               10 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                   (212) 478-8500 / (212) 478-8584 (TELECOPY)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC. From time to time after this Registration Statement becomes effective.

         If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: |_|


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

                                                                PROPOSED     PROPOSED
                                                                 MAXIMUM      MAXIMUM
                                                                 OFFERING    AGGREGATE
           TITLE OF EACH CLASS OF            AMOUNT TO BE       PRICE PER     OFFERING        AMOUNT OF
        SECURITIES TO BE REGISTERED          REGISTERED (1)     SHARE (2)    PRICE (2)     REGISTRATION FEE
        ---------------------------          ---------------    ---------    ---------     ----------------
common stock par value $0.001 per share(3)    10,905,018         $4.50       $49,072,581      $5,775.85
common stock par value $0.001 per share(4)     4,585,386         $4.50       $20,634,237      $2,428.65


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION8(A) MAY DETERMINE.

(1) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions as well as anti-dilution provisions applicable to shares underlying the warrants.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(3) Represents shares of the Registrant's common stock being registered for resale that have been issued to the selling stockholders named in the prospectus or a prospectus supplement.

(4) Represents shares of the Registrant's common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to the selling stockholders named in the prospectus or a prospectus supplement.

================================================================================

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted
--------------------------------------------------------------------------------


Subject to completion
Dated August 1, 2005

PRELIMINARY PROSPECTUS

                                15,490,404 SHARES

                              CATCHER HOLDINGS INC.

                                  COMMON STOCK



      This prospectus relates to the resale of up to 10,905,018 shares of common stock and 4,585,386 shares of common stock underlying warrants of Catcher Holdings, Inc. by certain selling stockholders identified in this prospectus. All of the shares, when sold will be sold by these selling stockholders. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sales by the Selling Stockholders, but we will receive funds from the exercise of warrants held by selling stockholders, if exercised and if payment is made by means other than cashless exercise

      Our common stock is quoted on the Over The Counter Bulletin Board, which is commonly referred to as the "OTC Bulletin Board" maintained by various broker dealers under the symbol "CTHH." The most recent sale price for our common stock was $4.50 on July 29, 2005.

      No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of common stock by the selling stockholders will be placed in escrow, trust or any similar account. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commission. Selling stockholders will pay no offering expenses other than those expressly identified in this prospectus.

THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            -------------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is __________, 2005.

                                TABLE OF CONTENTS


ITEM DESCRIPTION                                                        PAGE NO.

PROSPECTUS SUMMARY.............................................................1

THE OFFERING...................................................................4

RISK FACTORS...................................................................5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................15

USE OF PROCEEDS...............................................................16

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.......................16

DIVIDEND POLICY...............................................................16

DILUTION......................................................................16

CAPITALIZATION................................................................17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS AND PLAN OF OPERATIONS.............................19

BUSINESS......................................................................25

LEGAL PROCEEDINGS.............................................................33

MANAGEMENT....................................................................34

PRINCIPAL AND MANAGEMENT STOCKHOLDERS.........................................44

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................46

SELLING STOCKHOLDERS..........................................................49

DESCRIPTION OF OUR CAPITAL STOCK..............................................60

SHARES OF THE COMPANY ELIGIBLE FOR FUTURE SALE................................62

LEGAL MATTERS.................................................................65

EXPERTS.......................................................................65

ADDITIONAL INFORMATION........................................................65

      Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

      You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are pemitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including "Risk Factors" and our consolidated financial statements and related notes, included elsewhere in this prospectus.

GENERAL

         We are a development stage company focusing on the development of specialized wireless communications devices for the emergency and military marketplace. Our initial project, the CATCHER(TM) device, is a portable, ruggedized, wireless, hand-held command control device built to military specifications. Utilizing proprietary software, the Catcher(TM) device offers security, military and operations personnel critical real-time wireless data and communications through an integrated platform incorporating voice, video, data, GPS and biometric capabilities in one small, self-contained unit. We believe that our CATCHER(TM) device provides "feet on the street" security, military and operations professionals with access to all information pertinent to the security and operations environment within and around a facility. Moreover, our CATCHER(TM) device is designed to permit critical, real-time wireless and wired communications by security and operations personnel using voice, data, video images, or any combination of the three, from the site of a security-breach event. In addition, we believe that our CATCHER(TM) device will permit "first responders" (those charged with being first to an emergency situation) unparalleled access to needed information while communicating with command and control personnel. We believe that command and control access can dramatically increase first responders' efficiency, reducing costs and, most importantly, saving lives.

STRATEGY

         We intend to follow a three-tiered production plan. In phase one "alpha" prototypes will be produced to seed the market. In phase two, "beta" versions will be used for market testing, and in phase three, Catcher will contract for the manufacture of production units.

         The initial market for the CATCHER(TM) device exists under what we term the "security market". This is the broad market where those responsible for protecting people, places or things have a need to access critical security and operations information. We believe that the security market potential for the CATCHER(TM) device is significant, encompassing both the public/governmental and private sectors. Phase 1 of our strategy is to exploit the narrower airport security and operations submarket, focusing specifically on the air transportation segment, including government agencies, commercial and general aviation airports and airlines. Phase 2 of our strategy is to focus on security facilities such as maritime ports, international borders and buildings. Phase 3 markets will include the first responder industry (e.g., Federal Emergency response teams such as FEMA, Civil Defense, EPA, state and local police, fire and EMS) and Phase 4 markets will include the United States and other friendly military customers.

         We intend to develop our sales channels by entering into original equipment manufacturer agreements and value added reseller agreements with companies with significant customer bases in our target market.

HISTORY OF THE COMPANY

         We were incorporated under the laws of the State of Delaware on August 25, 1998 under the name U.S. Telesis, Inc. In a merger agreement dated May 20, 1999, we merged with and into Woodland Communications Group, Inc. and thereafter on June 3, 1999, we changed our name to U.S. Telesis Holdings, Inc.

         We were organized to provide diverse telecommunications products and services to the small and medium sized business community in the southeastern United States and to develop a niche market strategy of reselling long distance services to the electrical cooperative community. As a result of the dramatic decline in the telecommunications industry, we abandoned our business objective to provide such telecommunications products and services.

         On March 1, 2001, the State of Delaware revoked our charter for failure to file our annual report with the State of Delaware for the years 1999 and 2000 and to pay our franchise tax for those years. On May 29, 2003, we filed a Form 10SB with the SEC to become a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). We amended the Form 10SB in July, 2003. Our charter in the State of Delaware was revived on March 31, 2005 and franchise taxes due were paid with penalty and interest.

         Our plan was to identify and complete a merger or acquisition primarily in consideration of the issuance of shares of our capital stock with a private entity whose business presented an opportunity for our stockholders. On May 4, 2005, we consummated the acquisition of all of the outstanding shares of common stock and series A preferred stock of Catcher, Inc., a Delaware corporation ("Catcher"), through a series of stock purchases with the shareholders of Catcher (the "Acquisition"), pursuant to which Catcher became our wholly-owned subsidiary. In connection with the Acquisition, we acquired (i) all of the issued and outstanding shares of common stock of Catcher in exchange for an aggregate of 34,911,900 shares of our common stock and (ii) all of the issued and outstanding series A preferred stock of Catcher in exchange for 733,778 shares of our Series A Preferred Stock. In addition, we assumed Catcher's obligations under Catcher's issued and outstanding warrants to purchase Catcher's common stock to issue an aggregate of 32,402,600 shares of Common Stock to the warrant holders. On June 24, 2005, upon the effectiveness of the filing of our amended and restated certificate of incorporation, we changed our name to Catcher Holdings, Inc. and we executed a 1 for 7.2 reverse stock split in respect of our issued and outstanding common stock. All but one share of our issued and outstanding Series A Preferred Stock was automatically converted to common stock simultaneously with the reverse stock split. Our principal executive offices are located at 39526 Charlestown Pike, Hamilton, VA 20158-3322 and our telephone number is (540) 882-3087.

                                 ---------------

RECENT DEVELOPMENTS

         Catcher was organized in Delaware on April 20, 2005 principally to operate the business of developing, manufacturing and distributing a portable, ruggedized, wireless handheld security device (the "CATCHER(TM) device"). Pursuant to an asset purchase agreement between the Company and LCM Technologies, Inc. ("LCM"), Catcher purchased certain assets and assumed certain liabilities of LCM and its founder, Ira Tabankin, relating to the CATCHER(TM) device and the business of LCM. See "General" and later in this prospectus "Business."

OUR WEBSITE

         We  maintain  a  website  at   WWW.CATCHERINC.COM   which   contains  a
description of our technology.

                 SUMMARY CONSOLIDATED FINANCIAL DATA OF CATCHER

         On May 4, 2005, we acquired Catcher, Inc., a Delaware corporation, through a series of stock purchases. The transaction was accounted for by application of reverse purchase accounting (reverse acquisitions). Accordingly, the historical financial statements of Catcher will be our financial statements for reporting purposes.

         The following condensed statement of operations data for the period from March 31, 2004 (inception) to December 31, 2004, and the three months ended March 31, 2005 and the selected balance sheet data at December 31, 2004, and at March 31, 2005 are derived from Catchers' financial statements and the related notes, audited by Vitale, Caturano & Company, Ltd., Certified Public Accountants, 80 City Square, Boston, MA 02129, Catchers' independent registered public accounting firm. The financial statements and the related notes as of December 31, 2004 for the period from March 31, 2004 to December 31, 2004 and the three months ended March 31, 2005 are included elsewhere herein. The selected unaudited statement of operations data for the three months ended March 31, 2005, and the unaudited consolidated selected balance sheet data at March 31, 2005, are derived from Catchers' unaudited financial statements, which have been prepared on a basis consistent with Catchers' audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Catchers' financial position and results of operations. The results of operations for any interim period are not necessarily indicative of results to be expected for the entire year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

                                                                PERIOD FROM
                                           THREE MONTHS ENDED   MARCH 31, 2004
                                             MARCH 31, 2005     (INCEPTION) TO
                                               (UNAUDITED)     DECEMBER 31, 2004
                                           ------------------  -----------------

STATEMENT OF OPERATIONS DATA:

Income ........................................      $ --              $ --
Total operating expenses ......................   $81,607          $748,366


Net loss ......................................  ($81,607)        ($748,366)
                                                ---------         ---------
LOSS  PER SHARE INFORMATION:

Basic and diluted net loss  per share .........    ($0.01)           ($0.07)
                                                =========         =========


                                                                PERIOD FROM
                                           THREE MONTHS ENDED   MARCH 31, 2004
                                             MARCH 31, 2005     (INCEPTION) TO
                                               (UNAUDITED)     DECEMBER 31, 2004
                                           ------------------  -----------------

BALANCE SHEET DATA:

Cash and cash equivalents .....................      $160              $364

Total assets ..................................       160               364
Total liabilities .............................   830,132           748,729
Stockholders' equity (deficit) ................  (829,972)         (748,365)
Total liabilities and Stockholders' deficit ...      $160              $364

                                  THE OFFERING



Common stock offered by selling stockholders...... 15,490,404(1)
Common stock outstanding immediately prior
  to the offering................................. 17,085,755(2)

Use of proceeds................................... We will not receive any proceeds from the sale of the
                                                   common stock, but we will
                                                   receive funds from the
                                                   exercise of warrants by
                                                   selling stockholders, if
                                                   exercised for cash.

"OTC Bulletin Board Quote"........................ CTHH

----------
(1) Represents 10,905,018 shares of common stock that were issued to selling stockholders and 4,585,386 shares of common stock underlying warrants that were issued to selling stockholders.

(2) Includes 12,500,369 shares of common stock issued and outstanding and 4,585,386 shares of common stock underlying warrants that were issued to selling stockholders and excludes commitments to issue stock, options or warrants, including the 918,000 options to purchase shares of common stock granted to Jeff Gilford, subject to shareholder approval.


                             ADDITIONAL INFORMATION

         In this prospectus, the terms "we", "us", and "our" refer to Catcher Holdings, Inc., a Delaware corporation, and its consolidated subsidiary, Catcher as appropriate in the context, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $0.001 per share, of Catcher Holdings, Inc.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK, AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD A COMPLETE LOSS. YOU SHOULD CAREFULLY CONSIDER, TOGETHER WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS BEFORE YOU DECIDE WHETHER TO BUY OUR COMMON STOCK.

RISKS SPECIFIC TO US

CATCHER IS NEWLY FORMED AND HAS NO OPERATING HISTORY OR PRIOR EXPERIENCE IN IMPLEMENTING AND MANAGING ITS PLANNED BUSINESS IN AN OPERATIONAL SETTING. THEREFORE, THERE IS NO HISTORICAL OR CURRENT OPERATING INFORMATION UPON WHICH AN INVESTOR CAN BASE ITS INVESTMENT DECISION AND WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR PLANS.

         Catcher has no operating history on which to base an evaluation of its business and prospects. Catcher was formed on April 20, 2005 and was acquired by us effective May 4, 2005, and has been funded to date only with approximately $4,500,000. Catcher purchased its operating assets, including its intellectual property, from LCM or affiliates of LCM, and assumed liabilities of LCM which at the time of the acquisition totaled approximately $836,000. Proceeds from the funding were immediately used to retire the LCM assumed liabilities. LCM was in the product-development stage for the CATCHER(TM) device. Therefore, Catcher has no operating history (and LCM had no operating history) upon which an evaluation of its performance and prospects can be made. Catcher has engaged primarily in finalizing its business plan, securing rights to essential technology, developing products and services, and making arrangements necessary to begin operations. Catcher has not yet initiated discussions with prospective customers or strategic business partners other than its key vendors. Our prospects must be considered in light of the risks frequently encountered by a start-up technology company formed to engage in a relatively new, potentially highly competitive industry established mainly as a result of the events of 9/11.

         Moreover, as a start-up business, Catcher has no prior experience in implementing and managing its planned business in an operational setting. Accordingly, there can be no assurance that Catcher will be able to successfully implement its business plans.

         In addition, we are subject to the general business risk factors that similar development stage companies experience with the responsibilities and complexities attendant to a new organization, including (i) the ability to attract and maintain competent and experienced management and operating personnel, (ii) the ability to secure appropriate debt and equity capital to finance desired growth, and (iii) the efficient management and performance of its operations. We cannot provide any assurance that we will be successful in addressing the risks which we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

WE ANTICIPATE THAT WE WILL INCUR LOSSES IN OUR EARLY START-UP STAGE AND THERE IS NO CERTAINTY THAT WE WILL EVER ACHIEVE PROFITABILITY.

         Catcher is a start-up company in a technology market. Moreover, while we believe that our CATCHER(TM) device is a highly distinctive concept, its distinctiveness adds to the speculative nature of our business as we no of no product with which to compare market acceptability. We can provide no assurance that we will ever achieve any revenues or profitable operations from its planned operations.

CATCHER'S COMMERCIAL SUCCESS MAY DEPEND IN PART ON CATCHER'S ABILITY TO OBTAIN AND MAINTAIN PATENT AND OTHER INTELLECTUAL PROPERTY OWNERSHIP RIGHTS TO THE INTELLECTUAL PROPERTY COMPRISING CATCHER(TM) DEVICE.

         On July 6, 2004, Ira Tabankin and John Sutton, the chairman and chief technology officer and vice president of Engineering respectively of our subsidiary filed a patent application on the

CATCHER(TM) device, Patent Application No. 10/885,515 (Portable Handheld Security Device) (the "Patent"). Effective as of the closing of the Acquisition, Catcher owns all of the right, title and interest in and to the Patent application. If the Patent issues it will be presumed valid, but there is no assurance that it will not be successfully challenged or circumvented by competitors or others. Catcher has no assurance that the United States Patent and Trademark Office will issue the Patent or that the scope of any claims granted in an issued Patent will provide broad protection or a competitive advantage to Catcher. If the Patent fails to issue in sufficient scope or at all, or if the Patent issues but Catcher fails to maintain and enforce its rights in the issued patent, or if Catcher fails to maintain and protect its rights in its other intellectual property, including its know-how, trade secrets and trademarks, such failures, individually and in the aggregate, could have a material adverse effect upon our business prospects, financial condition and results of operations. In addition, we have and we intend from time-to-time, to file additional patent applications directed to enhancements to the CATCHER technology. Such applications may include new applications, continuations and continuations in part of existing applications, and foreign applications corresponding to any or all of these. If such patents issue, they will be presumed valid, but there is no assurance that they will not be successfully challenged or circumvented by competitors or others.

         Moreover, although it is not aware of any existing impediments, Catcher has no assurance that it will be able to operate without infringing upon the proprietary rights of third parties. In particular, we have become aware of a continuing patent application published on March 17, 2005 in the name of Tony Vera of ScanZ Communications, Inc. (the "Vera Application") that includes various prospective claims. Should such application issue as a patent, the claims may cover one or more aspects of the CATCHER(TM) device. We do not know as to the likelihood that the Vera Application will ever issue as a patent, and if so, the scope and content of any such patent.

         It is also possible that the manufacture and/or sale of the CATCHER(TM) device or its use or its constituent technologies may infringe the patents or other intellectual property rights owned by others resulting in a material adverse effect upon the our business, prospects, financial condition and results of operations. Catcher may have to alter its products or processes, pay licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights or other intellectual property rights of third parties, thereby causing additional unexpected costs and delays to our business plans. There can be no assurance that a license will be available to Catcher, if at all, upon terms and conditions acceptable to us or that Catcher will prevail in any patent or other infringement litigation. Patent and other intellectual property litigation is costly and time consuming and there can be no assurance that Catcher will have sufficient resources to pursue such litigation. If Catcher does not obtain a license under such patents or other intellectual property, is found liable for infringement or is not able to have such patents declared invalid, Catcher may be liable for significant money damages or may encounter significant delays in bringing products to market.

         Catcher also relies upon trade secrets and other unpatented proprietary technology. No assurance can be given that Catcher can meaningfully protect its rights with regard to such unpatented proprietary technology or that competitors will not duplicate or independently develop substantially equivalent technology. Catcher will seek to protect trade secrets and proprietary knowledge in part through confidentiality agreements with its employees and consultants and with other advisors and collaborators where appropriate. Nevertheless, these agreements may not effectively prevent disclosure of Catcher's confidential information and may not provide Catcher with an adequate remedy in the event of unauthorized disclosure of such information.

         Catcher relies on third parties to help develop and to manufacture the CATCHER(TM) device. Catcher does not own all of the know-how and other intellectual property that it may need if it were to carry out those activities independently. If Catcher wishes for competitive or economic reasons, including to avoid a supply-price squeeze, to carry on those activities independently, it may need licenses from such third parties or others to undertake such activities. If Catcher is unable to obtain such licenses under terms and conditions acceptable to it, Catcher may not be able to avoid the negative impact of continuing to be dependant on such activities, resulting in a material adverse effect on our business, prospects, financial condition and results of operations.

         Messrs. Ira Tabankin and Charles Sander were former employees of Scanz Communications, Inc. ("Scanz"), and Mr. Tabankin also served as a consultant to Scanz, during which time Scanz had under development a handheld portable device that might be used for security purposes as well as in a sports-event setting which was Scanz' principal business focus and the principal focus of its product development. The Scanz employment agreements with Messrs. Tabankin and Sander provided that Scanz would own intellectual property conceived or first reduced to practice during employment. The consultancy agreement between Mr. Tabankin and Scanz provided that intellectual property rights that may be claimed by Scanz in connection with a development by Mr. Tabankin during or before the consultancy would be the property of Scanz. Scanz or its licensees may claim that the CATCHER(TM) device was conceived or first reduced to practice during the employment of Messrs. Tabankin and/or Sander or that the intellectual property comprising the CATCHER(TM) device could be claimed by Scanz. If Scanz or its licensee made any such claims, we believe that, as Catcher was the assignee of the intellectual property rights in the CATCHER(TM) device, it would have strong defenses to any such claims for numerous reasons, including that the intellectual property constituting the CATCHER(TM) device is clearly distinguishable from the developments made during the aforesaid employments and consultancy. However, if Scanz or its licensee were to prevail in such a claim, such event could have a material adverse effect upon our business prospects, financial condition and results of operations.

CATCHER MAY BE UNABLE TO ADAPT TECHNOLOGY TRENDS OR EVOLVING INDUSTRY STANDARDS.

         The CATCHER(TM) device is essentially a composite of many different, established technologies from various industries, including the consumer electronics and communications industries. Catcher will need to adapt to competitively significant changes in component technology in these industries as well as to advanced technology used by its competitors. New products based on new technologies or new industry standards expose Catcher to risks of technical or product obsolescence. Catcher will need to use technologies effectively, continue to develop its technical expertise and enhance its existing product and future iterations in a timely manner to achieve product acceptability necessary for its success and to compete successfully. Catcher may not be successful in using new technologies effectively, developing new product iterations or enhancing existing products in a timely manner. If Catcher is unable to adapt to technology trends and evolving industry standards, our financial condition, results of operations and future prospects will be materially adversely affected.

         Our future is entirely dependent on Catcher's successful development of its technology, products and services. The CATCHER(TM) device is still in the development stage. There is no assurance that when we complete development of the CATCHER(TM) device that end-users will embrace it or that the CATCHER(TM) device will perform as expected.

WE HAVE NO MANUFACTURING, SALES, MARKETING OR DISTRIBUTION CAPABILITY AND WE MUST RELY UPON THIRD PARTIES FOR SUCH.

         We do not intend to create facilities to manufacture the CATCHER(TM) device and therefore we will be dependent upon third parties to do so. Our reliance on third parties for the manufacture of our products creates a dependency that could negatively impact our sales and marketing efforts if the sources of such supply prove to be unreliable or unavailable. If the contracted manufacturing source is unreliable or unavailable, we may not be able to replace such manufacturer and could not go forward and our entire business plan could fail. Additionally if we are dependent on third parties to manufacture the CATCHER(TM) device, we will have to enter into agreements with such third parties which may not be at the most cost effective terms and therefore we may incur high costs.

CATCHER IS DEPENDENT UPON KEY PERSONNEL, CONSULTANTS AND INDUSTRY STRATEGIC PARTNERS. OUR MANAGEMENT TEAM HAS LIMITED EXPERIENCE IN OPERATING A BUSINESS.

         Our success is heavily dependent on the continued active participation of our current executive officers, consultants and strategic partners. Moreover, our key management has had limited experience in operating a business. The loss of the services of one or more of these managers, consultants or strategic partners could have a material adverse effect upon our business, financial condition and results of operations. Further, our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies with products in the security market, and those that are potential entrants to the security market, is intense, and the loss of any such persons, or an inability to attract, retain and motivate additional highly skilled employees, technical and managerial personnel and consultants and advisors required for the development and expansion of our activities, could have a materially adverse effect on our business, financial condition and results of operations.

         Catcher has entered into agreements with its executive officers containing non-disclosure and non-competition provisions. The non-competition agreements are limited in duration and are not effective under certain circumstances, such as the improper termination of the executive or the termination by the executive for good cause. Regardless of the non-competition agreements executed with executives, there can be no assurance that executives will remain associated with us or that they will not compete, directly or indirectly, with it. Moreover, the enforceability and scope of non-competition agreements are often litigated and there is no assurance that such provisions will be enforceable as written.

         None of our or Catcher's current management team has had substantial operational experience of running a business such as contemplated by our plans and there is no assurance that they will be able to do so.

WE ARE CONTROLLED BY OUR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS.

         Our directors and executive officers and their affiliates will beneficially own approximately 36% of the outstanding shares of our capital stock. In the normal course, our executive officers and directors and their affiliates, viewed as a group, would likely have the ability to substantially influence all matters submitted to stockholders for approval, including: (1) election of our board of directors; (2) removal of any director; (3) appointment and removal of officers; and (4) amendment of our certificate of incorporation or bylaws. However, until the end of the third year after the Reverse Split, one stockholder, Mr. Ira Tabankin, will hold one share of our Series A Preferred Stock giving him the right to appoint one member of our board of directors. Mr. Tabankin may appoint himself or another person. Moreover, together, the management stockholders will have the ability to substantially influence these matters and will have substantial influence over our management and affairs. Our other stockholders will likely have no practical ability to remove our management or affect our operations or business.

ADDITIONAL CAPITAL WILL DILUTE THE INTERESTS OF OUR STOCKHOLDERS.

         The ownership interests of holders of common stock will be diluted as a result of the exercise of outstanding warrants. The holders of common stock have no preemptive rights with respect to their holdings in us. Therefore, the interests of the holders of the common stock will be diluted by additional issuances of common stock in which such holders do not participate ratably. Such additional issuances may be made to complete acquisitions of other businesses or for other business purposes, including issuances in connection with a stock option plan adopted by us. Moreover, if we commence a subsequent offering of common stock, convertible debt or preferred stock, or issue securities exercisable into common stock, or takes any of the actions that are outlined above, then-current stockholders who do not fully participate in such issuances will experience dilution of their equity interests.

THERE ARE RESTRICTIONS ON THE TRANSFERABILITY OF THE OUTSTANDING COMMON STOCK AND THE WARRANTS TO PURCHASE SHARES OF COMMON STOCK.

         Until the registrtation statement of which this prospectus forms a part is declared by the SEC to be effective under the Securities Act, the common stock and warrants issued in connection with the Acquisition will not have been registered under the Securities Act or registered or qualified under the laws of any state. Holders of such common stock and warrants have agreed that such securities will not be sold, transferred, or otherwise disposed of except in compliance with the registration provisions of the Securities Act (or an exemption therefrom) and in compliance with the registration or qualifications requirements of applicable state securities laws (or exemptions thereunder).

         Accordingly, the common stock and warrants are "restricted securities" as such term is defined under Rule 144 of the Securities Act. That is, they will not have been registered under the Securities Act. Since the securities are "restricted securities," an investor must hold the securities indefinitely and may not sell, transfer, or otherwise dispose of the securities without first registering the securities under the Securities Act or having available an exemption from registration. Rule 144 provides an exemption from registration requirements under the Securities Act under certain conditions but requires, among other conditions, a one (1) year holding period prior to resale (and, with respect to our affiliates, officers and directors, requires that resale be made only in limited amounts) without having to satisfy the registration requirement under the Securities Act. These restricted securities will be subject to the exemption under Rule 144 in the second quarter of 2006 and for our affiliates, in the second quarter of 2007. Such securities may also be subject to restrictions on resale imposed by the securities laws of certain states. We are obligated to register the common stock issued in connection with the Acquisition (including the common stock underlying the warrants), but unless and until a registration statement is declared effective by the SEC, such securities will remain restricted.

WE DID NOT REPORT IN ANY REQUIRED FILING WITH THE SEC THAT OUR CHARTER WAS REVOKED BY THE STATE OF DELAWARE FOR FAILING TO FILE ANNUAL REPORTS AND PAY ANNUAL STATE FRANCHISE TAXES.

         On March 1, 2001, the State of Delaware revoked our charter for failure to file our annual report with the State of Delaware for the years 1999 and 2000 and failure to pay our franchise tax for those years. On May 29, 2003, we filed a Form 10SB with the SEC to become a reporting company. We amended the Form 10SB in July, 2003. Our charter in the State of Delaware was revived on March 31, 2005 and franchise taxes due were paid with penalties and interest. During the period since becoming a reporting company until we filed our amended 8K on July 15, 2005 (the "Omission Period"), we had not reported the fact of such revocation on any report or Form that we have filed or are required to be filed with the SEC, including quarterly and annual reports (including the annual report that was filed by us on March 31, 2005) and the Form S-8 filed by us in connection with our registration of certain of our shares on May 6, 2004. We may be subject to potential liability to shareholders who purchased securities from us during the Omission Period. The omission may also subject us to possible liability for violation of the regulations of the SEC under the Securities Act and the Securities Exchange Act. While we have obtained written waivers of liability from our shareholders who purchased our securities during the Omission Period, we offer no opinion on the effect of such waivers or whether or not the SEC would exercise its enforcement discretion and if it did, what action, if any, it would take.

WE HAVE LIMITED CAPITAL AND WILL NEED ADDITIONAL CAPITAL IN THE FUTURE. WE WILL INCUR LOSSES ONCE WE BEGIN OPERATIONS WHICH WILL CONTINUE FOR THE FORESEEABLE FUTURE. WE MAY REQUIRE ADDITIONAL CAPITAL FINANCING IN CONNECTION WITH OUR
PLANNED EXPANSION OF OPERATIONS AND MAY HAVE DIFFICULTY OBTAINING SUCH ADDITIONAL CAPITAL.

         Our available resources will not be sufficient, without additional financing, to achieve commercial operation. We expect to incur operating losses until we have completed development of our products and services, negotiated a number of customer contracts on favorable terms and successfully served such customer accounts. If revenues from operations are insufficient to support our planned expanded operations, we will need access to debt and/or equity capital on terms acceptable to it. If public or private financing is not available when needed or is not available on terms favorable or acceptable to us, our growth and revenue-generating plans may be materially impaired. Such results could have a material adverse effect on our projected profitability, on-going business prospects and financial condition.

         We have issued and outstanding warrants to purchase the common stock as described in the "Description of Our Capital Stock." Under certain circumstances those certain of those warrants are callable by us. There can be no assurance that our right to call the warrants will be triggered or that the holders of such warrants will exercise the warrants.

RISKS RELATED TO OUR INDUSTRY.

THE SECURITY MARKET IS HIGHLY COMPETITIVE AND WE MAY BE UNABLE TO COMPETE EFFECTIVELY.

         The security market is diverse and highly competitive and is characterized by relatively low entry barriers. Moreover, it is subject to constant technological change and intense marketing by providers who may be capable in a short period of time to introduce similar products to the
CATCHER(TM) device. We expect that new competitors are likely to join the security market with an initial entry into the air transportation submarket, the same market entry strategy employed by us. Many of our potential competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, sales, marketing and other resources and experience, including more established relationships with vendors, distributors and partners, than Catcher has. In the event that such a competitor expends significant sales and marketing resources in one or several of the security market segments where we compete, we may not be able to continue to compete successfully in such markets. We believe that there will be significant competition in the security market for products having similar functionality to the CATCHER(TM) device. Such competition will exert downward pressure on prices. In addition, the pace of technological change could make it impossible for us to keep pace with such competitors in such an environment. If our competitors were to provide better product at better prices, our financial condition, results of operations and future prospects will be materially adversely affected.

COMPETITION FROM A MYRIAD OF SOURCES COULD ADVERSELY AFFECT US.

         Many of the aspects of our business are currently and potentially highly competitive. We through Catcher will compete with numerous other firms in different segments of the security market with the financial and technological ability to compete with us. Moreover, it is possible that the Patent, if it issues, will not provide Catcher with adequate protection from firms capable of circumventing it. In addition, the Patent is not based on technological innovation in any particular function of the CATCHER(TM) device, but rather on its total functional concept. This concept could be copied or improved upon by competitors over a period of time that may be short. Many of these potential competitors have substantially greater capital and other resources than we do and many are better situated to attract experienced technical and other personnel. Our current competitive edge in large part depends upon the extensive knowledge of Catcher's management team in creating and thus far developing the CATCHER(TM) device and in its relationships with the Catcher's strategic partners and potential customer base. While we believe that this is a significant competitive advantage, it is not one that depends upon any resource that is unique to the us. If we were to lose this competitive advantage, such loss would have a material adverse effect on the our business prospects, financial condition and results from operations.

RISKS RELATED TO THE SECURITIES MARKETS AND INVESTMENTS IN OUR COMMON STOCK

         THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

         The trading price of our common stock may fluctuate substantially. The price of the common stock that will prevail in the market after the sale of the shares of common stock by the selling stockholders may be higher or lower than the price you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. Those factors that could cause fluctuations include, but are not limited to, the following:

      o price and volume fluctuations in the overall stock market from time to time;

      o fluctuations in stock market prices and trading volumes of similar companies;

      o actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

      o  general economic conditions and trends;

      o  major catastrophic events;

      o  sales of large blocks of our stock;

      o  departures of key personnel;

      o  events affecting any strategic partners or collaborators;

      o announcements of new products or technologies, commercial relationships or other events by us or our competitors;

      o  regulatory developments in the United States and other countries;

      o  failure  of our  common  stock to be  listed  on the  Nasdaq  Small Cap
         Market, American Stock Exchange, or other national market system; o changes in accounting principles; and

      o discussion of us or our stock price by the financial and scientific press and in online investor communities.

         In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources from our business.

         IF ADDITIONAL AUTHORIZED SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE OR SHARES ELIGIBLE FOR FUTURE SALE WERE INTRODUCED INTO THE MARKET, IT COULD HURT OUR STOCK PRICE.

         We are authorized to issue 50,000,000 shares of common stock. As of July 15, 2005, there were an aggregate of 12,500,369 shares of our common stock issued and outstanding. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of the common stock in the public market by these holders or perceptions that such sales may take place may lower the common stock's market price.

         OUR COMMON STOCK IS CONSIDERED TO BE "PENNY STOCK".

         Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1, promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Penny stocks are stocks:

         o  with a price of less than $5.00 per share;

         o  that are not traded on a "recognized" national exchange;

         o whose prices are not quoted on the NASDAQ automated quotation system; or

         o of issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenue of less than $6,000,000 for the last three years.

         Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a "penny stock" for the investor's account. We urge potential investors to obtain and read this disclosure carefully before purchasing any shares that are deemed to be "penny stock."

         Rule 15g-9 promulgated under the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any "penny stock" to that investor. This procedure requires the broker-dealer to:

         o obtain from the investor information about his or her financial situation, investment experience and investment objectives;

         o reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has enough knowledge and experience to be able to evaluate the risks of "penny stock" transactions;

         o provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

         o receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

         Compliance with these requirements may make it harder for investors in our common stock to resell their shares to third parties. Accordingly, our common stock should only be purchased by investors, who understand that such investment is a long-term and illiquid investment, and are capable of and prepared to bear the risk of holding the common stock for an indefinite period of time.

         WE MAY INCUR INCREASED COSTS AS A RESULT OF RECENTLY ENACTED AND PROPOSED CHANGES IN LAWS AND REGULATIONS RELATING TO CORPORATE GOVERNANCE MATTERS.

         Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed by the SEC and by the Nasdaq Stock Market, will result in increased costs to us as we evaluate the implications of these laws and regulations and respond to their requirements. These laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We are presently evaluating and monitoring developments with respect to these laws and regulations and cannot predict or estimate the amount or timing of additional costs we may incur to respond to their requirements.

         A LIMITED PUBLIC TRADING MARKET MAY CAUSE VOLATILITY IN THE PRICE OF OUR COMMON STOCK.

         Our common stock is currently quoted on the OTC Bulletin Board. The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experience extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to this volatility. Sales of substantial amounts of common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short time and our shareholders could suffer losses or be unable to liquidate their holdings.

         THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET.

         A regular trading market for our common stock may not be established or sustained in the future. The NASD has enacted recent changes that limit quotation on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the SEC. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their originial offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

         o  The issuance of new equity securities pursuant to a future offering;

         o  Changes in interest rates;

         o Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

         o  Variations in quarterly operating results

         o  Change in financial estimates by securities analysts;

         o  The depth and liquidity of the market for our common stock;

         o Investor perceptions of our company and the technologies industires generally; and

         o  General economic and other national conditions.

         WE MAY NOT BE ABLE TO ACHIEVE SECONDARY TRADING OF OUR STOCK IN CERTAIN STATES BECAUSE OUR COMMON STOCK IS NOT NATIONALLY TRADED.

         Because our common stock is not approved for trading on the Nasdaq National Market or listed for trading on a national securities exchange, our common stock is subject to the securities laws of the various states and jurisdictions of the United States in addition to federal securities law. This regulation covers any primary offering we might attempt and all secondary trading by our stockholders. While we intend to take appropriate steps to register our common stock or qualify for exemptions for our common stock, in all of the states and jurisdictions of the United States, if we fail to do so the investors in those jurisdictions where we have not taken such steps may not be allowed to purchase our stock or those who presently hold our stock may not be able to resell their shares without substantial effort and expense. These restrictions and potential costs could be significant burdens on our stockholders.

         SALES OF ADDITIONAL EQUITY SECURITIES MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND YOUR RIGHTS IN US MAY BE REDUCED.

         The selling stockholders hereunder have the right to register securities for resale that they hold pursuant to registration rights agreements. We expect to continue to incur product development and selling, general and administrative costs, and in order to satisfy our funding requirements, we will need to sell additional equity securities, which may be subject to similar registration rights. The sale or the proposed sale of substantial amounts of the common stock in the public markets may adversely affect the market price of the common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, any new equity securities issued may have greater rights, preferences or privileges than our existing common stock.

         ADDITIONAL AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET.

         We are authorized to issue 50,000,000 shares of our common stock. As of July 15, 2005, we had 12,500,369 shares of our common stock issued and outstanding, excluding shares issuable upon exercise of our outstanding warrants and options. As of July 15, 2005, we had outstanding no options to purchase shares of our common stock and outstanding warrants to purchase 4,585,386 shares of our common stock, with exercise prices ranging from $1.50 to $3.74 per share. We do have a commitment to grant 918,000 options to Jeff Gilford, our chief financial officer, upon approval of the 2005 Stock Option Plan. Pursuant to our 2005 Stock Option Plan which is subject to stockholder approval, 2,219,000 shares of common stock are reserved for issuance under such plan. Pursuant to our 2005 Non Interested Director Stock Option Plan 100,000 shares of common stock are reserved for issuance under such plan. To the extent the shares of common stock are issued or options and warrants are exercised, holders of our common stock will experience dilution. In addition, in the event of any future financing of equity securities or securities convertible into or exchangeable for, common stock, holders of our common stock may experience dilution.

         SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

         From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act of 1933"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securites which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under cetain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company who has satisfied a two-year holding period. Any substantial sale of our common stock pursuat to Rule 144 or pursuant ot any resale prospectus may have an adverse effect on the market price of our securities.

         An aggregate of 15,490,404 shares of common stock are being registered with the SEC in the registration statement of which this prospectus forms a part. These shares would otherwise be eligible for future sale under Rule 144 after passage of the minimum one year holding period for holders who are not officers, directors or affilites of the Company. The registration and subsequent sales of such shares of common stock will likely have an adverse effect on the market price of our common stock when it commences to trade.

WE ARE ABLE TO ISSUE SHARES OF PREFERRED STOCK WITH RIGHTS SUPERIOR TO THOSE OF HOLDERS OF OUR COMMON STOCK. SUCH ISSUANCES CAN DILUTE THE TANGIBLE NET BOOK VALUE OF SHARES OF OUR COMMON STOCK.

         Our Certificate of Incorporation provides for the authorization of 999,999 shares of "blank check" preferred stock. Pursuant to our Certificate of Incorporation, our board of directors is authorized to issue such "blank check" preferred stock with rights that are superior to the rights of stockholders of our common stock, at a purchase price then approved by our board of directors, which purchase price may be substantially lower than the market price of shares of our common stock, without stockholder approval.

IT IS UNCERTAIN WHETHER WE WILL EVER PAY DIVIDENDS OR EVER PROVIDE AN OPPORTUNITY FOR ANY RETURN ON INVESTMENT. OUR SECURITIES SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

         It is uncertain whether we will ever pay dividends on our common stock. Moreover, under Delaware General Corporation Law, dividends can only be paid from surplus or, if no surplus, out of net profits for the then current or next preceding fiscal year and there is no assurance that any such surplus or profit will be generated. Our securities should not be purchased by persons who can not afford the loss of their entire investment.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These statements include, but are not limited to:

         o statements as to the anticipated timing of clinical studies and other business developments;

         o  statements as to the development of new products;

         o expectations as to the adequacy of our cash balances to support our operations for specified periods of time and as to the nature and level of cash expenditures; and

         o expectations as to the market opportunities for our products, as well as our ability to take advantage of those opportunities.

         These statements may be found in the sections of this prospectus entitled "Prospectus Summary," "Risk Factors", "Management's Discussion and
Analysis of Financial Condition and Results of Operations and Plan of Operations", and "Business," as well as in this prospectus generally. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this prospectus.

         In addition, statements that use the terms "can," "continue," "could," "may," "potential," "predicts," "should," "will," "believe," "expect," "plan," "intend," "estimate," "anticipate," "scheduled" and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this prospectus reflect our current views about future events and are based on assumptions and are subject to risks and uncertainties that could cause our actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these factors are beyond our ability to control or predict. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. The risks and uncertainties include, without limitation, those described under "Risk Factors" and those detailed from time to time in our filings with the SEC, and include, among others, the following:

         o Our limited operating history and ability to continue as a going concern;

         o  Our ability to successfully develop and commercialize products;

         o  The degree and nature of our competition;

         o  Our ability to employ and retain qualified employees; and

         o The other factors referenced in this prospectus, including, without limitation, under the section entitled "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations", and Business".

         These risks are not exhaustive. Other sections of this prospectus may include additonal factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

                                 USE OF PROCEEDS

         We will not receive any proceeeds from the sale of the shares of common stock by the selling stockholders, but we will receive funds from the exercise of warrants held by selling stockholders, if exercised for cash. These proceeds, if any, will be used for general corporate and working capital.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         Our shares have traded on the OTC Bulletin Board under the symbol "CTHH" since June 24, 2005. Commencing on October 5, 1998, our shares began trading on the OTC Bulletin Board under the symbol "WLCGD." We were delisted from the OTC Bulletin Board on or around May 24, 2000 for failing to remain current with our periodic reporting obligations. We began trading again on the OTC Bulletin Board on May 24, 2004 under the symbol "FHON." The following table sets forth, for the periods indicated, the high and low sales prices for the common stock since the fourth quarter 2003:

                           2005                2004               2003
                      ---------------     ---------------    --------------
          PERIOD      High       Low      High      Low      High      Low
          ------      -----     -----     -----    ------    ----    ------
    First Quarter    $0.936    $0.756    $ 0.72   $0.8177   $  --   $    --
    Second Quarter    6.120*    4.229*    0.504     0.456      --        --
    Third Quarter        --        --     0.288     0.288      --        --
    Fourth Quarter       --        --      0.72     .5076    1.26    0.8177

* Following our 1 for 7.2 reverse stock split effective as of June 23, 2005.

                              --------------------

         The quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions and do not necessarily represent actual transactions. The quotations were derived from Bloomberg.

         We estimate that as of July 15, 2005, there were approximately 183 holders of record of our common stock.

                                DIVIDEND POLICY

         We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that our Board of Directors considers significant.

                                    DILUTION

         We are only registering shares of common stock already outstanding and held by selling stockholders under this prospectus. As such, purchasers of shares of common stock sold under this prospectus shall not experience any immediate dilution as a result of or upon such purchase.

                                 CAPITALIZATION

         The following table sets forth our capitalization on an actual basis as of March 31, 2005, and as adjusted to give effect to the following transactions as though it had been completed on March 31, 2005:

         1) Immediately prior to the Acquisition, Catcher completed a private placement to accredited investors which generated cash proceeds in the amount of $4,300,000 net of issuance costs of $200,000.

         This table should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                            Actual      Pro Forma
                                         (UNAUDITED)   Adjustments      Adjusted
                                          ---------    -----------     ---------
Long-term debt * .......................         --             --            --

Stockholders' equity (deficit):

  Capital  stock .......................        802             --           802
  Additional paid-in capital ...........         --      4,300,000(1)  4,300,000

  Retained earnings (deficit) ..........   (829,973)      (829,973)
Total stockholders equity ..............   (829,111)            --     3,470,829
                                           --------     ----------     ---------

TOTAL CAPITALIZATION ...................   (829,111)     4,300,000     3,470,829


         * Not including short term payables.

                 SUMMARY CONSOLIDATED FINANCIAL DATA OF CATCHER

         On May 4, 2005, we acquired Catcher, Inc., a Delaware corporation, through a series of stock purchases. The transaction was accounted for by application of reverse purchase accounting (reverse acquisitions). Accordingly, the historical financial statements of Catcher will be our financial statements for reporting purposes.

         The following condensed statement of operations data for the period from March 31, 2004 (inception) to December 31, 2004, and the three months ended March 31, 2005 and the selected balance sheet data at December 31, 2004, and at March 31, 2005 are derived from Catchers' financial statements and the related notes, audited by Vitale, Caturano & Company, Ltd., Certified Public Accountants, 80 City Square, Boston, MA 02129, Catchers' independent registered public accounting firm. The financial statements and the related notes as of December 31, 2004 for the period from March 31, 2004 to December 31, 2004 and the three months ended March 31, 2005 are included elsewhere herein. The selected unaudited statement of operations data for the three months ended March 31, 2005, and the unaudited consolidated selected balance sheet data at March 31, 2005, are derived from Catchers' unaudited financial statements, which have been prepared on a basis consistent with Catchers' audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Catchers' financial position and results of operations. The results of operations for any interim period are not necessarily indicative of results to be expected for the entire year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

                                                                PERIOD FROM
                                           THREE MONTHS ENDED   MARCH 31, 2004
                                             MARCH 31, 2005     (INCEPTION) TO
                                               (UNAUDITED)     DECEMBER 31, 2004
                                           ------------------  -----------------
STATEMENT OF OPERATIONS DATA:

Income .................................            $ --               $ --
Total operating expenses ...............         $81,607           $748,366

Net loss ...............................        ($81,607)         ($748,366)
                                               ---------          ---------
LOSS  PER SHARE INFORMATION:

Basic and diluted net loss per share ...          ($0.01)            ($0.07)
                                               =========          =========

                                                                 PERIOD FROM
                                           THREE MONTHS ENDED   MARCH 31, 2004
                                             MARCH 31, 2005     (INCEPTION) TO
                                               (UNAUDITED)     DECEMBER 31, 2004
                                           ------------------  -----------------
BALANCE SHEET DATA:

Cash and cash equivalents ..............            $160               $364

Total assets ...........................             160                364
Total liabilities ......................         830,132            748,729
Stockholders' equity (deficit) .........        (829,972)          (748,365)
Total liabilities and
  Stockholders' deficit ................            $160               $364

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
           CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS

         THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS AND OTHER PORTIONS OF THIS PROSPECTUS CONTAIN FORWARD-LOOKING INFORMATION THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THE FORWARD-LOOKING INFORMATION. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, AVAILABILITY AND COST OF FINANCIAL RESOURCES, PRODUCT DEMAND, MARKET ACCEPTANCE AND OTHER FACTORS DISCUSSED IN THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS". THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

CORPORATE BACKGROUND

         CATCHER HOLDINGS, INC.

         We were incorporated under the laws of the state of Delaware on August 25, 1998. In a merger agreement dated May 20, 1999, we merged with and into Woodland Communications Group, Inc. and thereafter on June 3, 1999, Woodland Communications Group, Inc. changed its name to U.S. Telesis Holdings, Inc.
Following the Acquisition, effective June 23, 2005, we changed our name to Catcher Holdings, Inc.

         We were originally organized to provide diverse telecommunications products and services to the small and medium business community in the southeastern United States and to develop a niche market strategy of reselling long distance services to the electrical cooperative community. As a result of the dramatic decline in the telecommunications industry, we abandoned our business objective to provide such telecommunications products and services.

         On March 1, 2001, the State of Delaware revoked our charter for failure to file our annual report with the State of Delaware for the years 1999 and 2000 and to pay our franchise tax for those years. On May 29, 2003, we filed a Form 10SB with the SEC to become a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). We amended the Form 10SB in July, 2003. Our charter in the State of Delaware was revived on March 31, 2005 and franchise taxes due were paid with penalty and interest.

         Our plan was to identify and complete a merger or acquisition primarily in consideration of the issuance of shares of our capital stock with a private entity whose business presents an opportunity for the our stockholders. Consistent with that plan, effective May 4, 2005, we acquired 100% of the outstanding stock of Catcher, Inc., a Delaware corporation ("Catcher") through a series of stock purchases with the shareholders of Catcher pursuant to which Catcher became our wholly-owned subsidiary. Our principal business shall be the ownership of Catcher, which will act as our operating subsidiary.

         CATCHER, INC.

ORGANIZATIONAL HISTORY

         Catcher  is a  development  stage  company  formed  on April  20,  2005 principally to operate the business of developing, manufacturing and distributing the CATCHER(TM) device, a portable, ruggedized, wireless handheld security device. Pursuant to an asset purchase agreement between Catcher and LCM Technologies, Inc. ("LCM"), Catcher purchased certain assets and assumed certain liabilities of LCM and its founder, Ira Tabankin, relating to the CATCHER(TM) device and the business of LCM. The transaction was accounted for by application of reverse purchase accounting.

PLAN OF OPERATIONS

         From inception to date, Catcher has been primarily involved in organizational activity, negotiating vendor and personnel contracts, making arrangements for the commercial use and deployment of the CATCHER(TM) technology and preliminary development of its initial customer base. Catcher intends to negotiate for long-term original equipment manufacturer ("OEM") and value added reseller ("VAR") contracts with potential customers. Under these, Catcher expects to deliver product for the benefit of its customers and various end-users.

DEVELOPMENT STAGE COMPANY

         We are in the early stage of operation and, as such, the relationships between revenue, cost of revenue and operating expenses reflected in the financial information included herein do not represent future expected financial relationships. We expect that such expenses will increase with the escalation of research and development, sales and marketing activities and transaction volumes, but at a much slower rate of growth than the corresponding revenue increase. Much of the cost of revenue and operating expenses reflected herein are relatively fixed costs. Accordingly, at such stage of operations period to period comparisons of results of operations are not meaningful.

         We expect to incur significant expenses without generating any revenue, at least through commencing production, which is not anticipated before early 2006. For the year to date, through July 15, 2005, we have spent approximately $2,237,000 on research and development, general and administrative expenses, and other working capital requirments, which includes the assumed liabilities of LCM which at the time of the acquisition totaled approximately $836,000.

         We expect to begin to generate revenues during early 2006, based solely from the sale of CATCHER(TM) devices. Under the terms of our anticipated OEM and VAR agreements, we anticipate sharing revenue with our customers depending on customer and end-user requirements and the deployment model adopted by the parties.

         Under  current  plans,  we  will  need   approximately   $3,000,000  of
additional capital to continue our development operations and other working capital needs during the next 12 months, excluding amounts that may be necessary to fund intial production of the Catcher units. We anticipate that funding for these expenditures will come principally from the proceeds of exercise of outstanding warrants. See "Managements Plan of Operations - Liquidity and Capital Resources" below.

COST OF SALES

         Cost of sales will consist primarily of direct costs of the manufactured units, wages of operational employees and cost of training. Many factors are anticipated to affect our gross margin including, but not limited to, market conditions, competition, production order volumes and supplier pricing. Management currently does not anticipate that we will operate our own production facilities, as we intend to outsource production to a third party manufacturer.

EXPENSES AND CAPITAL EXPENDITURES

         Catcher's operating expenses for the period from April 20, 2005 (inception) June 1, 2005 were comprised of general and administrative expenses, research and development and the assumption and payment of certain liabilities of LCM Technologies, Inc. from which certain assets were acquired relating to the Catcher business. Catcher expects to incur significant additional expenses before generating any revenue, at least through the completion of the initial production unit of the CATCHER(TM) which is not anticipated before November, 2005. Operating expenses, including primarily research and development expenses and general and administrative expenses were approximately $1,200,000 for the quarter ended June 30, 2005. Expenses are expected to increase significantly as Catcher adds employees to support its research and development, marketing and business development efforts.

            General and administrative expenses include all corporate and administrative functions that serve to support Catcher's current and future operations and provide an infrastructure to support future growth. Major items in this category include compensation and benefits for management and staff, travel related expenses, professional services, and other miscellaneous expenses.

            Catcher's principal expenditures have been for purposes of research and development, general and administrative purposes, and other working capital needs. Catcher anticipates such expenditures of approximately $1,600,00 and $965,000 in the third and fourth quarter of 2005 respectively, and anticipates continuing levels of ongoing research and development and other working capital requirements in the future.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

            In addition to the transitional nature of revenues and expenditures resulting from the our status as a development stage company, we expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside of its control. Those factors that may adversely affect our quarterly operating results include: (i) its ability to attract new customers at a steady rate; (ii) the announcement or introduction of products by our potential competitors; (iii) increase in the cost of inputs from suppliers; (iv) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; (viii) government regulation; and (ix) general economic conditions and economic conditions specific to the security products industry.

         Due to the foregoing factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of our common stock would likely be materially adversely affected.

ACCOUNTING PRINCIPLES; ANTICIPATED EFFECT OF GROWTH

         Below is a brief description of basic accounting principles which we have adopted in determining our recognition of revenues and expenses, as well as a brief description of the effects that management believes that our anticipated growth will have on our revenues and expenses in the next twelve (12) months.

REVENUE RECOGNITION

         Sales revenue will be recognized as products are delivered to Catcher's customers. Catcher may also collect license fees for the right to sell the CATCHER(TM) device. Rates for such licenses are yet to be established. Catcher is in its development phase and has no existing customers.

         We recognize revenue in accordance with the SEC (SEC) Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" as updated by SEC Staff Accounting Bulletin No. 104, "Revenue Recognition". Under these guidelines, revenue is recognized when persuasive evidence of an arrangement exists, shipment has occurred or services rendered, the price is fixed or determinable and payment is reasonably assured. Under these requirements, when the terms of sale include customer acceptance provisions, and compliance with those provisions have not been previously demonstrated, revenues are recognized upon acceptance.

LIQUIDITY AND CAPITAL RESOURCES

         Our only source of liquidity is the cash generated from the private offering of our stock immediately prior to the Acquisition. Catcher's principal uses of cash have been for research and development and general and administrative expenses.

         We currently have outstanding Series A Warrants and Series B Warrants to purchase an aggregate of 4,500,386 shares of our common stock (the "Warrants"). There are 2,250,193 Series A Warrants outstanding. Each Series A Warrant will entitle the holder to purchase one share of the common stock of the Public Company at $1.50 per share (the "Series A Exercise Price"), exercisable for a period of five years. Once our common stock, issuable upon exercise of the Warrants, is registered with the SEC, the Series A Warrants may be called by us upon notice to the warrant holder from time to time at any time that the common stock closes at or above $2.50 per share for ten (10) consecutive trading days at an average volume of 40,000 shares per day during the ten-day trading period, PROVIDED THAT, within twenty (20) business days after the date of such notice, the warrant holder will have the right to exercise, under the terms and conditions of the Series A Warrants, all or a part (but not less than 25%) of the Series A Warrants held at the Series A Exercise Price. From and after the expiration of such twenty (20) business day notice, the we may repurchase all Series A Warrants then held for a purchase price of $.01 per Series A Warrant unless and to the extent that the Series A Warrant holder first exercises Series A Warrants at the at the Series A Exercise Price.

         There are 2,250,193 Series B Warrants outstanding. Each Series B Warrant entitles the holder to purchase one share of common stock at $2.00 per share (the "Series B Exercise Price"), exercisable for a period of five years. Once our common stock, issuable upon exercise of the Series B Warrants, is registered with the SEC, the Series B Warrants may be called by us upon notice to the warrant holder from time to time at any time that the common stock closes at or above $3.33 per share, for ten (10) consecutive trading days at an average volume of 40,000 shares per day during the ten-day trading period; PROVIDED THAT, within twenty (20) business days after the date of such notice, the warrant holder will have the right to exercise, under the terms and conditions of the Series B Warrants, all or a part (but not less than 25%) of the Series B Warrants held at the Series B Exercise Price. From and after the expiration of such twenty (20) business day notice, we may repurchase all Series B Warrants then held for a purchase price of $.01 per Series B Warrant unless and to the extent that the Series B Warrant holder first exercises Series B Warrants at the at the Series B Exercise Price.

         We also have outstanding a warrant to purchase 65,000 shares of our common stock issued to Jeff Gilford, our current Chief Financial Officer, for an exercise price of $3.74 per share and a warrant to purchase 20,000 shares of our common stock to Stanley Blackburn for an exercise price of $3.74 per share, each of which was issued in connection with accounting and advisory services rendered by Blackford Partners. See "Related Party Transactions."

         We may require substantial additional capital in order to complete future development of the business and implement its business plan. Other than as described above, we may seek to arrange other forms of financing to fulfill these capital needs, in the event that the cash generated by our operations is insufficient to fund the growth requirements. The other forms of business financing obtained through third parties may include various combinations of equity, debt and bank financing.

          In light of the limited shareholders' equity as well as the lack of our operating history , there can be no assurance that we will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all, to fund the development of our business. In any of such events, our business growth and prospects would be materially and adversely affected. As a result of any such financing, the holders of the common stock may experience substantial dilution.

         The following factors, among others, could cause actual results to differ from those indicated in the above forward-looking statements: pricing pressures in the industry; a downturn in the economy in general; weak demand for its products; its ability to attract new customers; and an increase in competition in the market for its products and services. These factors, and additional risks and uncertainties not known to us, or that we currently deem immaterial may impair business operations, may cause our actual results to differ materially from any forward-looking statement.

         Although we believe the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this report to conform them to actual results or to make changes in its expectations.

         Since inception, neither us nor Catcher has generated revenue and there can be no assurance that they will generate revenue in the future.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Increases in interest rates will affect the cost of financing and may affect our ability to obtain favorable financing terms in order to grow as anticipated.

OFF BALANCE SHEET FINANCING ARRANGEMENTS

         We do not have any off balance sheet financing arrangements.

IMPACT OF INFLATION

         We believe that our results of operations are not dependent upon moderate changes in inflation rates as we expect we will be able to pass along component price increases to its customers.

SEASONALITY

         We do not expect any material seasonality in sales fluctuations in the market for our products and services.

RECENTLY ISSUED ACCOUNTING STANDARDS AND CRITICAL ACCOUNTING POLICIES

         In May 2005, the FASB issued FASB Statement No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS, A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3 (SFAS No. 154). Previously, APB No. 20, ACCOUNTING CHANGES and SFAS No. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS required the inclusion of the cumulative effect of changes in accounting principle in net income of the period of the change. SFAS No. 154 requires companies to recognize a change in accounting principle, including a change required by a new accounting pronouncement when the pronouncement does not include specific transition provisions, retrospectively to prior periods' financial statements. The Company will assess the impact of a retrospective application of a change in accounting principle in accordance with SFAS No. 154 when such a change arises after the effective date of January 1, 2006.

         SFAS No. 123 (Revised 2004), SHARE-BASED PAYMENT (SFAS 123R) was issued in December 2004. SFAS 123R replaces SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS 123), and supersedes APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. SFAS 123R requires companies to recognize in the financial statements the compensation cost related to share-based payment transactions with employees. The compensation cost is measured based upon the fair value of the instrument issued. Share-based compensation transactions with employees covered within SFAS 123R include share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

         SFAS 123R will be effective as of the first annual reporting period that begins after December 15, 2005. The Company is currently evaluating which transition method it will apply at the effective date. For unvested awards, the compensation cost related to the remaining service period that has not been rendered at the effective date will be determined by the compensation cost calculated currently under SFAS 123. The Company has not yet determined the impact the adoption of this statement will have on its operating results.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." Statement SFAS 150 establishes standards for how an issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement with the definitions of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instrument including puttable shares, convertible bonds, and dual indexed financial instruments. This Statement is effective for financial instruments entered into modified after June 30, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. The Company does not expect adoption of this statement to have a material impact on its financial position or of operations.

                                    BUSINESS

GENERAL

CATCHER HOLDINGS, INC.

         We were incorporated under the laws of the state of Delaware on August 25, 1998 under the name U.S. Telesis, Inc. In a merger agreement dated May 20, 1999, we merged with and into Woodland Communications Group, Inc. and thereafter on June 3, 1999, we changed our name to U.S. Telesis Holdings, Inc.

         We were organized to provide diverse telecommunications products and services to the small and medium business community in the southeastern United States and to develop a niche market strategy of reselling long distance services to the electrical cooperative community. As a result of the dramatic decline in the telecommunications industry, we abandoned our business objective to provide such telecommunications products and services.

         On March 1, 2001, the State of Delaware revoked our charter for failure to file our annual report with the State of Delaware for the years 1999 and 2000 and to pay our franchise tax for those years. On May 29, 2003, we filed a Form 10SB with the SEC to become a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). We amended the Form 10SB in July, 2003. Our charter in the State of Delaware was revived on March 31, 2005 and franchise taxes due were paid with penalty and interest.

         Our plan was to identify and complete a merger or acquisition primarily in consideration of the issuance of shares of our capital stock with a private entity whose business presented an opportunity for our stockholders. On May 4, 2005, we consummated the acquisition of all of the outstanding shares of common stock and series A preferred stock of Catcher, Inc., a Delaware corporation ("Catcher") through a series of stock purchases with the shareholders of Catcher (the "Acquisition"), pursuant to which Catcher became our wholly-owned subsidiary. In connection with the Acquisition, we acquired (i) all of the issued and outstanding shares of common stock of Catcher in exchange for an aggregate of 34,911,900 shares of our Common Stock (ii) all of the issued and outstanding series A preferred stock of Catcher in exchange for 733,778 shares of our Series A Preferred Stock. In addition, we assumed Catcher's obligations under Catcher's issued and outstanding warrants to purchase Catcher's common stock to issue an aggregate of 32,402,600 shares of Common Stock to the warrant holders. On June 24, 2005, upon the effectiveness of the filing of our amended and restated certificate of incorporation we changed our name to Catcher Holdings, Inc. and we provided for a 1 for 7.2 reverse stock split in respect of our issued and outstanding Common Stock. All but one share of our issued and outstanding Series A Preferred Stock was automatically converted to common stock simultaneously with the reverse stock split.

CATCHER, INC.

         ORGANIZATIONAL HISTORY

         Catcher was organized in Delaware effective April 20, 2005. Catcher was formed principally to operate the business of developing, manufacturing and distributing the CATCHER(TM) device, a portable, ruggedized, wireless handheld security device. Pursuant to an asset purchase agreement between LCM and us, Catcher purchased certain assets and assumed certain liabilities of LCM and its founder, Ira Tabankin, our secretary and director, relating to the CATCHER(TM) device and the business of LCM.

         OVERVIEW OF THE BUSINESS

         THE NEED FOR THE CATCHER(TM) DEVICE. Since the events of 9/11, security agencies, those tasked with protecting their respective nation's public safety, have implemented numerous technological improvements to public, private and government facilities in which existing antiquated technologies risk a breech of security or operational integrity. These facilities include municipal and general aviation facilities, border and port facilities and a multitude of other public and private venues. While each improvement in technology enhances security and operational integrity, we believe that very little has been done to grant key users with access to these improvements in the form of real-time integrated, on-demand voice, data and video. By providing access to "mission-critical" information, decision makers, security personnel and command and control leadership will be able to act quickly, decisively and responsibly in emergency and operational situations--so critical to maintaining security and operational integrity in real time.

         The CATCHER(TM) device is the culmination of years of developing a product concept that we believe will meet the needs of security agencies for a rugged, portable, handheld, command and control device providing security and operations personnel with superior and uniform access to mission-critical information in the form of secure voice, video, and text data resulting in superior decision making.

         THE CATCHER(TM) DEVICE CONCEPT. The CATCHER(TM) device, now under development by Catcher, is a portable, ruggedized, wireless, hand-held command control device built to military specifications. Utilizing proprietary software, CATCHER(TM) offers security and operations personnel critical real-time wireless data and communications through an integrated platform incorporating voice, video, data, GPS and biometric capabilities in one small, self-contained unit. We believe that the CATCHER(TM)device provides "feet on the street" security and operations professionals with access to all information pertinent to the security and operations environment within and around a facility. Moreover, the CATCHER(TM) device is designed to permit critical, real-time wireless and wired communications by security and operations personnel using voice, data, video images, or any combination of the three, from the site of a security-breach event. In addition, the Company believes that the CATCHER(TM) device will permit "first responders" (those charged with being first to an emergency situation) with unparallel access to needed information while communicating with command and control personnel. We believe that command and control access can dramatically increase first responders' efficiency, reducing costs and, most importantly, saving lives.

THE CATCHER(TM) DEVICE

     CATCHER(TM) DEVICE FEATURES AND ITS FUNCTIONALITY. The CATCHER(TM) device is designed to be both common and distinctive. It is common in that it is a portable X86 computer that runs Microsoft(R) XP Pro with Tablet PC capabilities. The Catcher(TM) also comes with features found in a variety of products. We believe that what makes CATCHER(TM) distinctive is that features found in a variety of other single products are integrated in one device that is tested to Military Standard 810F, yielding an entirely new class of product. Thus, the CATCHER(TM) device is designed to converge multiple technologies and applications into a single lightweight, rugged, hand-held device that has been designed to be easy to use. CATCHER(TM) has also been designed with growth in mind, allowing units in the field to be updated with new features as they become available.

     THE CATCHER(TM) DEVICE SPECIFICATIONS. The product specifications for the CATCHER(TM) device are complete. Currently the CATCHER(TM) device is in the final development stage. We project that the first Beta test units will be ready for in-field testing and deployment in the fourth quarter of 2005.

     DEVICE LIFE CYCLE. The CATCHER(TM) device is currently in the introductory stage of its product life cycle. The introductory phase involves sales and distribution of the first generation CATCHER(TM) device

("C1") within the global air transportation industry market. In addition to the air transportation industry market, the C1 will be sold to a parallel market comprised of security/transportation facility operations/first responders. We anticipate that C1 will achieve a peak market life cycle within five (5) years, before a second version ("C2") is projected to be released for sale to the existing market, and/or to new customers. Each new market for a version of the CATCHER(TM) device will add to the life cycle of the original device. (See "Business - The Market for the CATCHER(TM) Device and Our Strategy.")

PRODUCT TECHNOLOGY

         RESEARCH AND DEVELOPMENT. We intend to dedicate the majority of our year 2005 research and development, effort to completing the development and quality control testing of the CATCHER(TM) device beta units. Following full production, we will continue to pursue our research and development effort dedicated to enhancing our existing CATCHER(TM) architecture, as well as researching the viability of new markets and developing new versions of CATCHER(TM) device technology. We will also regularly examine market responses to existing CATCHER(TM) devices and will work to modify devices to meet market needs.

         INTELLECTUAL PROPERTY. On July 6, 2004, Ira Tabankin and John Sutton, also an employee of Catcher, filed with the United States Patent and Trademark Office ("USPTO") a patent application on the CATCHER(TM) device, Patent Application No. 10/885,515 (Portable Handheld Security Device) (the "Patent"). The Patent Application is pending. All of the right, title and interest in and to the Patent application was assigned to Catcher. On June 11, 2004, Ira Tabankin filed with the USPTO two Intent to Use Applications (Application Numbers 78/433,770 and 78/433,768) for the trademarks "CATCHER" and "SECURE CARGO VISION," respectively, both in international class 9. The trademark applications are pending. Catcher has been assigned all of the right, title, and interest in and to those trademark applications. We have and we intend, from time-to-time, to file additional patent applications directed to enhancements to the CATCHER technology. Such applications may, without limitation, include new applications, continuations and continuations in part of existing applications, and foreign applications corresponding to any or all of these. We believe that Catcher owns or can license all of the intellectual property necessary to conduct its business given the assumption that licensed technology and know-how will be available on terms and conditions acceptable to us to manufacture the CATCHER(TM) device to our specifications.

         Messrs. Ira Tabankin and Charles Sander were former employees of Scanz Communications, Inc. ("Scanz") and Mr. Tabankin also served as a consultant to Scanz during which time Scanz had under development a handheld portable device that might be used for security purposes as well as in a sports-event setting which was Scanz' principal business focus and the principal focus of its product development. The Scanz employment agreements with Messrs. Tabankin and Sander provided that Scanz would own intellectual property conceived or first reduced to practice during employment. The consultancy agreement between Mr. Tabankin and Scanz provided that intellectual property rights that may be claimed by Scanz in connection with a development by Mr. Tabankin during or before the consultancy would be the property of Scanz. Scanz or its licensees may claim that the CATCHER(TM) device was conceived or first reduced to practice during the employment of Messrs. Tabankin and/or Sander or that the intellectual property comprising the CATCHER(TM) device could be claimed by Scanz. If Scanz or its licensee made any such claims, we believe that, as Catcher was the assignee of the intellectual property rights in the CATCHER(TM) device, it would have strong defenses to any such claims for numerous reasons, including that the intellectual property constituting the CATCHER(TM) device is clearly distinguishable from the developments made during the aforesaid employments and consultancy. However, if Scanz or its licensee were to prevail in such a claim, such event could have a material adverse effect upon our business prospects, financial condition and results of operations

PRODUCTION OF THE CATCHER(TM) DEVICE

         PRODUCTION AND DELIVERY. Catcher intends to follow a three-tiered production plan. In phase one, prototypes will be produced to seed the market. In phase two, "beta" versions will be used for market testing, and in phase three, Catcher will make production units. A brief description of each phase follows:

         o  PROTOTYPE (COMMENCING SEPTEMBER 2005)

            Catcher plans to build approximately five prototype units. The prototypes are intended as a "proof of concept," showing that the majority of features can be built into a single small light weight device. Catcher intends to demonstrate the prototypes to potential system integrator marketing partners. Prototype units will not be Federal Communications Commission (the "FCC") approved and as a result will not be permitted to be sold to generate revenue. Catcher plans to obtain frequent feedback from prototype users under a "period of use" agreement.

         o  BETA (COMMENCING NOVEMBER 2005)

            Catcher plans to build approximately 50 beta units. Catcher plans to have the beta units assembled on an assembly line that approximates projected assembly conditions. Catcher intends to incorporate into the beta units appropriate improvements developed from the prototype phase. The beta units will be used to gain approvals and feedback from potential end-users and customers. After Catcher has obtained FCC approval, Catcher intends to sell beta units at cost plus. As well, Catcher intends to target beta users that may provide grant money for development and testing of the CATCHER(TM) device. beta units may be returned to Catcher or replaced with production units.

         o  PRODUCTION (COMMENCING EARLY 2006)

            Initial production is intended to take place through a leading international contract manufacturer, which is not yet under contract. Catcher's plan is that the first two months of production will be used to prepare for mass production. It is intended that the third party contract manufacturer will create software for the "pick & place" machines, and will work closely with Catcher on quality control, testing and various standard-compliance assurances. Catcher also envisions that third party contract manufacturer will create for Catcher a complete manufacturing process "package" which Catcher anticipates will enable Catcher to license production in suitable facilities world-wide. Catcher's intent is that after the first two months' production, the CATCHER(TM) device may be manufactured cost-efficiently with sufficient quality assurance almost anywhere in the industrialized world.

            Limited delivery of production units of the CATCHER(TM) device is projected to begin in mid-December 2005. Based on discussions with and feedback from potential customers, we project initial unit deliveries during early 2006, with anticipated average delivery volume of approximately 12,500 units per quarter for a total of 50,000 units by year end 2006.

         STRATEGIC   PARTNERS  FOR  ENGINEERING   AND  PRODUCTION.   Catcher  is
outsourcing engineering and production services for the CATCHER(TM) device.

         Catcher has entered into agreements for electronic, hardware and software engineering and design services for the CATCHER(TM) device from D2M Technologies, Inc. located in Round Rock, Texas. Catcher believes that D2M has a talented group of engineers who have played critical roles in the development of complex computer systems. Of equal importance, we believe that D2M is highly experienced in working with contract manufacturing companies.

         Catcher has also developed key relationships with Design Edge in Austin, Texas. Design Edge's core expertise is in the development of hand-held computer products, with a specific focus on tablet computing. Catcher has issued a purchase order to Design Edge covering elements of mechanical engineering and industrial design.

         After a final production package is approved during initial production, we intend to contract with contract manufacturing resources to proceed with production-run manufacturing.

THE MARKET FOR THE CATCHER(TM) DEVICE AND OUR STRATEGY

         MARKET OVERVIEW. The initial market for the CATCHER(TM) device exists under what we term the "security market". This is the broad market where those responsible for protecting people, places or things have a need to access critical security and operations information. In addition to the security market, we believe that the CATCHER(TM) device has broad appeal to any industry that could benefit from a convergent device able to tie together existing facility technology with device-specific functionality to significantly augment security, operations, maintenance and business practices through enhanced wireless communication and data access.

         We believe that the security market potential for the CATCHER(TM) device is significant, encompassing both the public/governmental and private sectors. However, Phase 1 of our strategy in is to exploit the narrower airport security and operations submarket, focusing specifically on the "air transportation" segment. The Air Transportation market segment is comprised of government agencies (e.g., the Transportation Security Administration ("TSA") and the Department of Homeland Security ("DHS"), commercial and general aviation airports such as Chicago O'Hare International, Miami International and Los Angeles International and airlines. Phase 2 of our strategy within the global security market banner is to focus on security facilities such as maritime ports, international borders and buildings. Phase 3 markets will include the first responder industry, for example the Federal Emergency response teams such as FEMA, civil defense, EPA, state and local police, fire and EMS and Phase 4 markets will include the United States and friendly military customers.

         In addition to security applications, we believe that CATCHER(TM) technology can also be used without substantial modification to accommodate a wide variety of industries including the medical, insurance, construction management, research and energy industries. We foresee no immediate end to new markets, and anticipates reselling future versions or "next generation" devices to existing buyers and market partners.

         THE AIR TRANSPORTATION MARKET. The DHS 2005 fiscal year budget includes an estimated allocation of $5.2 billion for the air transportation market. This amount does not include international funds made available by related international agencies or commercial dollars from airports or air carriers. After the events of 9/11, the relatively new homeland security marketplace began to focus on identifying problems and developing solutions to enhancing operational security domestically and abroad, more recently the attacks on transportation modal's in Madrid and London. Critical to this focus is shoring operational security at any port of entry, be it cargo or passenger, air, land or sea. Airports and the air transportation segment are the initial "go-to" market target for the CATCHER(TM) device. We will seek to capture a portion of the $5.2 billion allocated to this market by DHS through distribution of the CATCHER(TM) device by its strategic market partners to all domestic and international commercial airports and domestic and international general aviation airports. (See "Business - Strategic Marketing Partners.")

         ESTIMATED MARKET SIZES. Within the United States alone, we estimate that the DHS 2005 fiscal-year budget has allocated the following amounts:

         o $5.2 billion for aviation/air transportation security, of which a small but meaningful portion will be available for tactical command control systems such as the CATCHERO device.

         o $13.7 billion to border and maritime port security, a follow-on market. The CATCHER(TM) device applications that will run in a maritime port are the same types of applications that run in an airport venue. Importantly, because the CATCHER(TM) device will be built to Mil. STD 810F, we believe it is one of the very few devices that can fall into the water and still function.

         o $4.0 billion to immigration enforcement security. The features of the CATCHER(TM) device, plus its multifunction video, including its infrared ("IR") mode, should make it very attractive to the immigration service.

         o $2.6 billion to bio defense security. The CATCHER(TM) device is a full PC with expansion ports. It can be used to collect and compute samples taken on site and we believe that our communications abilities and video conferencing make it ideal for any secure facility application.

         o The first responder market is comprised of what we estimate are 2,500,000 identified United States first responders. These include fire, police, security, EMT, etc. with local, regional, state and federal budgets to draw from. Although we have no clear estimate, we believe that the cumulative resources available to first responders will exceed $2.0 billion.

         Moreover, we also predict that the military market may also be significant. Our estimates do not include budget allocations for enhancing security in education, manufacturing, commercial buildings, individual states, and transit centers, trains/subways/bus stations. Thus, we anticipate that the total domestic and international security market for the CATCHER(TM) device could be quite significant. Key end users may include domestic/international commercial airports, general aviation airports, train and subway stations, numerous ports of entry, maritime ports, shipping hubs, and intermediate transportation hubs.

         ALLIANCES AND TEAMING AGREEMENTS. Catcher anticipates that its core customer business will be (1) tier 1 system integrators that would purchase the CATCHER(TM) device, add their own services and distribute the product in the security marketplace to an established customer base, and (2) tier 1 integrator/manufactures that would incorporate the CATCHER(TM) device in their own products and systems for the security market. We believe that established integrators have the market reach and existing customer base to help us reach our business goals. Of course, we believe that those companies will also reap the associated benefit of bringing a device to market that enhances global security. Catcher is not only forming important relationships with integrators, it has also initiated relationships with key government agencies to further familiarity with the CATCHER(TM) device within numerous security markets. Relationships with key government agencies will also have a positive synergistic effect on the our alliances with integrators.

         Relationships with integrators are generally characterized by teaming agreements. Since it is unusual for a single company to provide a "one stop shop" for all components for a major customer project, companies often "team" with other companies with complimentary product or service offerings. In general, teaming agreements are molded by the parties to fit their marketing and/or product-development needs. For example, firms may team together in order to provide a combination of their goods and services to targeted customers. Firms may also team by way of teaming agreements to increase their marketing reach or their value-add to potential customers. They may make joint sales and marketing calls. LCM enjoyed teaming agreements with several product integrators and software providers both large and small. In connection with the Acquisition, except for Project Performance Corporation as described below, those same product integrators and software providers entered into substantially the same agreements with Catcher. In addition, Catcher has entered into an additional teaming agreement. Under the terms of its teaming agreements, Catcher and its teaming agreement partner will work together to identify potential customers and submit proposals to provide the CATCHER(TM) device together with the teaming agreement partner's products or services to such potential customers. If a customer is identified and the customer accepts the proposal issued under the teaming agreement, if any, Catcher and its teaming agreement partner will enter into a further agreement covering, among other things, each parties responsibilities as a prime contractor or subcontractor under the contract with the customer. While Catcher anticipates that it may enter into definitive agreements for the sale of the CATCHER(TM) device as a result of the teaming agreements, there can be no assurance that Catcher will do so.

         In connection with the Acquisition, Catcher requested that Project Performance Corporation ("PPC") enter into a duplicate of its teaming agreement with LCM for execution by Catcher which provided for cooperation on developing a proposal for the technical support working group. PPC provided a different agreement to Catcher which provided for PPC to have an exclusive relationship with Catcher. Catcher executed the agreement not knowing that it was different than the teaming agreement with LCM. Catcher is now in the process of negotiating with PPC regarding the enforceability of the teaming agreement. PPC has taken the position that it has an exclusive relationship with Catcher. If PPC's position is enforceable, Catcher cannot sell directly or indirectly to a significant part of its potential customer base without PPC's involvement. To the extent that PPC attempts to enforce the rights it alleges it has under the teaming agreement, Catcher will vigorously resist based on the meritorious defenses it believes it has.

On a going forward basis, Catcher has determined to transition away from "teaming agreements" and move forward with OEM and VAR agreements with key partners. Catcher is in discussions with its initial partners to transition to such agreements. We believe that the differences between these types of agreements are as follows:

         o  OEM  and  VAR  agreements   generally   contain  volume   purchasing
            commitments while teaming agreements do not;

         o OEM and VAR agreements generally impose sales volume commitments; teaming agreements do not.

         In light of the fact that Catcher does not anticipate maintaining a direct sales force, OEM and VAR arrangements in which the OEM or the VAR maintain an adequate sales staff are more appropriate. It is anticipated that an OEM or VAR will use the CATCHER(TM) device as a "value add" to their existing product/service portfolio and that the CATCHER(TM) device will enable the OEM and VAR parties to increase their markets and revenues.

COMPETITION AND MARKET RISKS

         At present we are not aware of any significant competitive product based upon our own research and upon information that we developed from market participants and government agencies. However, there are many firms within or on the edge of the security market that have or could obtain the technological, financial and other resources to be a significant competitor to us. The security market is diverse and highly competitive; it has relatively low entry barriers. Moreover, it is subject to constant technological change and intense marketing by providers who may be capable in a short period of time to introduce similar products to the CATCHER(TM) device. We expect that new competitors are likely to join the security market with an initial entry into the air transportation submarket, the same market entry strategy employed by us. Many of our potential competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, sales, marketing and other resources and experience, including more established relationships with vendors, distributors and partners, than Catcher has. In the event that such a competitor expends significant sales and marketing resources in one or several of the security market segments where we compete, we may not be able to continue to compete successfully in such markets. We believe that there will be significant competition in the security market for products having similar functionality to the CATCHER(TM) device. See also "Risk Factors".

GOVERNMENTAL REGULATION

         The FCC has broad authority to make rules and regulations and prescribe restrictions and conditions to carry out the provisions of the Communications Act of 1934. The CATCHER(TM) device features a computer and utilizes wireless communication technology and is subject to regulation by the FCC. Under those regulations, certain computers and wireless radios must be tested and licensed by the FCC and receive an FCC identification number to be displayed on each CATCHER(TM) device. Catcher is seeking to ensure the CATCHER(TM) device is compliant with FCC regulations. Our business and results could be affected by the rules and regulations adopted by the FCC or our failure to be in compliance with those rules and regulations.

EMPLOYEES

         As of July 29, 2005, we had four full full time direct employees, none of whom were represented by unions. We ourcource most engineering, design, production, marketing, public relations, investor relations, human resources, and legal functions. We believe that we have good relations with our employees. We do not envisage a work stoppage, and none of our potential employees or consultants is represented by collective bargaining agreements. We believe that our future success will depend in part on our ability to attract, integrate, retain and motivate highly qualified personnel, and upon the continued service of our senior management and outsourced relationships. Competition for qualified personnel in our industry and geographical location is intense. We cannot provide any assurance that we will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified employees or engaging oursourced relationships to conduct our business in the future.

LEGAL PROCEEDINGS

         There is no past, pending or, to our knowledge, threatened litigation or administrative action (including litigation or action involving our officers, directors or other key personnel) which in the opinion of our management has had or is expected to have a material effect upon our business, financial condition or operations.

PROPERTY

         Currently, our corporate offices are located at 39526 Charlestown Pike, Hamilton, VA 20158-3322 -- the home of our President and Chief Executive
Officer. Our employees utilize technology to create a "virtual office." We believe our facilities are adequate for our present purposes. In the event we determine that we need to lease space for our offices, we will not be able to obtain such office space on terms as favorable to us as we presently enjoy.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS, AND KEY EMPLOYEES

         The following are our executive officers and directors and their respective ages and positions as of July 29, 2005:

NAME                      AGE     POSITION

Ira Tabankin               55     Director and Secretary.  Mr.  Tabankin is also
                                  Chief  Technical  Officer and  Chairman of the
                                  Board of Directors of Catcher, the Company's subsidiary

Charles Sander             56     Director  and  President  and Chief  Executive
                                  Officer.  Mr.  Sander  is also  President  and
                                  Chief  Executive   Officer  of  Catcher,   the
                                  Company's subsidiary.

Rear Admiral (Retired)     67     Director
Cathal Flynn

H. Clayton Foushee, Jr.    52     Director

Jeff Gilford               44     Chief Financial  Officer.  Mr. Gilford is also
                                  Chief  Financial   Officer  of  Catcher,   the
                                  Company's subsidiary.

         The following is a brief description of the business background of each of the named executive officers and directors of the Company:

         CHARLES SANDER, DIRECTOR AND PRESIDENT AND CHIEF EXECUTIVE OFFICER. Mr. Sander has more than 30 years' experience in the aviation security/operations arena. From June 2002 until joining Catcher and the Company, Mr. Sander was Vice President and Partner at Unisys Corporation's Global Transportation Unit where he headed Unisys' Airports business practice in the development and marketing of aviation products and services. From September 2000 to June 2002, Mr. Sander was Vice President for Aviation Sales at Scanz Communications, Inc. From March 1998 to September 2000, Mr. Sander was first an Executive Account Manager and, in December of 1999, Regional Director, Aviation Sales for TYCO/ADT Security Services, Inc. having launched Tyco's aviation security group. Mr. Sander started his professional career as a military air traffic controller and also held the position of BWI airport general manager. Mr. Sander will also serve as President and Chief Executive Officer of Catcher.

         IRA TABANKIN, DIRECTOR AND SECRETARY. Mr. Tabankin has more than 30 years' experience developing and launching new products for such companies as SHARP Electronics, NovAtel Communications, Robert Bosch and Cadence Design Services. Prior to founding Catcher in 2005, Mr. Tabankin was President and Chief Executive Officer of LCM Technologies, Inc., a company he founded in 2004 for purposes of developing the CATCHER(TM) device. From July 2002 until founding LCM Technologies, Inc. in 2004, Mr. Tabankin was an independent consultant for his own company, IJT Consulting through which he provided consulting services to various clients. From February of 1999 to July 2002, Mr. Tabankin was Chief Strategic Officer of ScanZ Communications, Inc. Mr. Tabankin will also serve as the sole director, Chairman and Chief Technical Officer of Catcher.

         REAR ADMIRAL (RETIRED) CATHAL FLYNN, DIRECTOR. Admiral Flynn began his naval career in 1960. In 30 years of active service, he served mainly in areas of naval special warfare, joint special operations, measures to combat terrorism, and international security affairs. Promoted to Rear Admiral in 1985, he served successively as Commander, Naval Security and Investigative Command (and concurrently as Assistant Director of Naval Intelligence for Counterintelligence and Anti-terrorism), Director of Plans and Policy, US Special Operations Command, and Deputy Assistant Secretary of Defense for Special Operations. After retiring in 1990, Rear Admiral Flynn joined Science Applications International Corporation. He concurrently served on committees of the National Research Council and the Defense Science Board. From 1993 to 2000, Rear Admiral Flynn was the Associate Administrator for Civil Aviation Security in the Federal Aviation Administration. Since early 2001, Admiral Flynn has acted as an independent consultant to numerous clients, in the area of civil aviation security. From 2001 to 2002, Admiral Flynn was a consultant to Argenbright Security, Inc, and was a non-voting member of the Board of that company. Since December 2004, Admiral Flynn has been a member of the Advisory Board of Isonics, Inc. Since May 2005, he has been a board member and Vice President, Aviation Security, of SecureLogic Corporation.

         H. CLAYTON FOUSHEE, JR., DIRECTOR. Dr. Foushee has a wealth of experience in the aviation, operations, legislation, safety and security fields, including 12 years of government service at the National Aeronautics and Space Administration (NASA) and the Federal Aviation Administration, where he was Chief Scientific and Technical Advisor. Foushee spent a decade in senior executive positions with Northwest Airlines, first as Managing Director, Flight Procedures, Training and Standards from 1992 to 1993, then as Vice President, Flight Operations from 1993 to 1998 and finally as Vice President, Regulatory Affairs from 1998 to 2001. From 2002 until January, 2005, Dr. Foushee was Vice President and Partner at the Unisys Corporation Global Transportation Division, where he managed major strategic transportation projects and coordinated public and private industry initiatives with the Congress and government agencies. Most recently, since February, 2005, Dr. Foushee has been a Partner (non-attorney) and Director of Governments Affairs for the Washington, D.C. law firm, Zuckert, Scoutt and Rasenberger (ZSR), L.L.P. and President of Farragutt International, L.L.C., the consulting division of ZSR.

         JEFF GILFORD, Chief Financial Officer. Mr. Gilford has more than 20 years' experience as a finance and operations executive. Prior to joining Catcher in 2005, Mr. Gilford was a Principal of BlackFord Partners, Inc., a company he co-founded in 2001. BlackFord is a financial advisory firm providing Acting Chief Financial Officer services to early stage venture backed technology companies, focusing on areas including securing business financing, strategy formulation, development of financial infrastructure, and direction with operational matters. From 1998 until founding BlackFord Partners, Inc., Mr. Gilford was the Vice-President of Finance/Chief Financial Officer of OrderFusion, Inc. a sell-side e-commerce software provider. Mr. Gilford began his career as a licensed California CPA with Touche Ross & Co. (currently Deloitte & Touche USA LLP), and holds a Master's of Business Administration and BS in Business Administration from San Diego State University.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

         Currently, our board of directors has no separate audit, nominating and corporate governance or compensation committees and acts as such as an entire board. We intend to form an audit committee, a compensation committee and a nominating and corporate governance committee. The members of such committee have yet to be determined.

         During the year ended December 31, 2004, and during the six months ended June 30, 2005, our board of directors held one meeting on June 24, 2005 and took action by written consent on five occasions.

COMMITTEES OF THE BOARD OF DIRECTORS

         We intend to establish an audit committee, a compensation committee, and a nominating and corporate governance committee of our board of directors which shall be responsible, respectively, for the matters described below.

         AUDIT COMMITTEE

         The audit committee shall be responsible for the following:

         o reviewing the results of the audit engagement with the independent auditors;

         o identifying irregularities in the management of our business in consultation with our independent accountants, and suggesting an appropriate course of action;

         o  reviewing  the  adequacy,   scope,   and  results  of  the  internal
            accounting controls and procedures;

         o reviewing the degree of independence of the auditors, as well as the nature and scope of our relationship with our independent auditors;

         o  reviewing the auditors' fees; and

         o recommending the engagement of auditors to the full board of directors.

         We intend to adopt a charter to govern the audit committee in the near future. Our board of directors is considering which of its members should be members of the audit committee.

         COMPENSATION COMMITTEE

         The compensation committee will determine the salaries and incentive compensation of our officers and provide recommendations for the salaries and incentive compensation of our other employees and consultants.

         The compensation of our executive officers is generally determined by the compensation committee of our board of directors, subject to applicable employment agreements. Our compensation programs are intended to enable the attraction, motivation, reward, and retention of the management talent required to achieve corporate objectives and thereby increase shareholder value. We anticipate that our compensation policy will be to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our business. To attain these objectives, the executive compensation program may include a competitive base salary, cash incentive bonuses, and stock-based compensation.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The functions of the nominating and governance committee will include the following:

         o identifying and recommending to our board of directors individuals qualified to serve as the directors and on the committees of the board of directors;

         o advising the board of directors with respect to matters of board composition, procedures and committees;

         o developing and recommending to the board of directors a set of corporate governance principles applicable to us and overseeing corporate governance matters generally; and

         o  overseeing the annual evaluation of the board and our management.

         A charter to be adopted in the near future will govern the nominating and governance committee. The members of the nominating and governance committee are yet to be determined, each of whom will be an independent director.

         Once established, the nominating and governance committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the nominating and governance committee will take into consideration the needs of the board of directors and the qualifications of the candidate. The nominating and governance committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the nominating and governance committee, a stockholder must submit the recommendation in writing and must include the following information:

         o  the name of the stockholder;

         o evidence of the stockholder's ownership of our common stock, including the number of shares owned and the length of time of ownership;

         o  the name of the candidate;

         o the candidate's resume or a listing of his or her qualifications to be one of our directors; and

         o the candidate's consent to be named as a director if selected by the nominating and governance committee and nominated by the board of directors.

         Our directors believe that the minimum qualifications for service as one of our directors are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board of Director's oversight of the business and our affairs and an impeccable reputation of integrity and competence in his or her personal or professional activities. The nominating and governance committee's evaluation of potential candidates shall be consistent with the board of director's criteria for selecting new directors. Such criteria include an understanding of our business environment and the possession of such knowledge, skills, expertise, and diversity of experience so as to enhance the board's ability to manage and direct our affairs and business, including when applicable, to enhance the ability of committees of the board of directors to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

         The nominating and governance committee may receive suggestions from current board members, company executive officers, or other sources, which may be either unsolicited or in response to requests from the nominating and governance committee for such candidates. The nominating and governance committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the nominating and governance committee will also consider candidates recommended by stockholders.

         Once the nominating and governance committee has identified a person as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the committee determines that the candidate warrants further consideration, the bhairman of the board of directors or another member of the committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the board of directors, the nominating and governance committee may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. The committee may consider all such information in light of information regarding any other candidates that the committee might be evaluating for membership on the board of directors. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The nominating and governance committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

CODE OF ETHICS

         We have adopted a code of ethics that applies to our officers, employees and directors, including our principal executive officers, principal financial officers and principal accounting officers. The code of ethics sets forth written standards that are designated to deter wrongdoing and to promote:

         o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o Full, fair, accurate, timely and understandable disclosure in reports and documents that a we file with, or submit to, the SEC and in other public communications made by us;

         o  Compliance with applicable governmental laws, rules and regulations;

         o The prompt internal reporting of violations of the code to an appropriate person or persons identified in our code of ethics; and

         o  Accountability for adherence to our code of ethics.

COMPENSATION OF OFFICERS AND DIRECTORS

         The aggregate compensation paid to our directors and executive officers, including stock based compensation, for the years ended December 31, 2003 and December 31, 2004 was approximately $57,500 and $6,700, respectively. We did not set aside or accrue to provide pension, severance, retirement, or similar benefits or expenses. The above figures do not include business travel, relocation, professional and business association dues and expenses reimbursed to office holders and other benefits commonly reimbursed or paid by similarly situated companies.

         Following the acquistion of Catcher on May 4, 2005, our current executive officers and directors took office. Charles Sander, a director and President and Chief Executive Officer of the Company and Chief Executive Officer of Catcher, Ira Tabankin, a director and Secretary of the Company and Chairman and Chief Technology Officer of Catcher and Jeff Gilford, the Company's Chief Financial Officer each have employment agreements with Catcher. See "Employment Agreements" below.

         None of our directors have received any compensation for his or her services as a director other than stock options and reimbursement of expenses. On June 24, 2005, the Board of Directors approved a a 2005 Stock Option Plan for Independent and Non-Employee Directors with options to purchase 100,000 shares of our common stock. See "2005 Stock Option Plan" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         There were no interlocking relationships between us and other entities that might affect the determination of the compensation of its directors and executive officers.

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


EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned during the years ended December 31, 2003 and 2004 by our former and current chief executive and of each executive whose annual compensation in the fiscal year ended December 31, 2004 exceeded $100,000:

                 SUMMARY COMPENSATION TABLE FOR LAST FISCAL YEAR

                                                                   LONG TERM
                                                                 COMPENSATION
                                        ANNUAL COMPENSATION         AWARDS
                                        -------------------         ------
                                                                  SECURITIES
NAME AND PRINCIPAL POSITION      YEAR   SALARY($)  BONUS($)   UNDERLYING OPTIONS
---------------------------      ----   ---------  --------   ------------------

Charles Sander                   2004       0         0              (1)
President, Chief Executive       2003       0         0
Officer, and Director                      (1)


Ira Tabankin                     2004       0         0              (2)
Director and Secretary           2003       0         0
                                           (2)

Jeff Gilford                     2004       0         0              (3)
Chief Financial Officer          2003       0         0
                                           (3)

John Sutton                      2004       0         0              (4)
Vice President Engineering       2003       0         0
                                           (4)

Nicholas Rigopulos               2004       0         0            167,000
(Former Chief Executive Officer  2003       0         0           1,300,000
and Chief Financial Officer)               (5)

Jules Benge Prag                 2004       0         0               0
(Former Secretary)               2003      (6)        0

(1) Mr. Sander's employment commenced with Catcher effective May 4, 2005. Prior to that time, he received no compensation from us. See "Employment Agreements" below.

(2) Mr. Tabankin's employment commenced with Catcher effective April 21, 2005. Prior to that time, he received no compensation from us. See "Employment Agreements" below.

(3) Mr. Gilford's employment commenced with Catcher effective June 16, 2005. Prior to that time, he received no compensation from us in his capacity as a consultant and principal of Blackford Partners. See "Certain Relationships and Related Party Transactions" and "Employment Agreements" below. In addition, Mr. Gilford was granted options to purchase a total of 918,000 shares of our common stock, subject to shareholder approval, 227,167 of which have vested as of July 31, 2005. See "Employment Agreements."

(4) Mr. Sutton's employment commenced with Catcher effective April 21, 2005. Prior to that time, he received no compensation from us. See "Employment Agreements" below.

(5) On January 8, 2003, we issued 300,000 shares of common stock to Nicholas Rigopulos, in lieu of salary. On July 28, 2003, we issued an option to purchase 1,000,000 shares of common stock in lieu of salary. On February 20, 2004, we issued an option to purchase 167,000 shares of common stock to Nicholas Rigopulos in lieu of salary. In addition, Nicholas Rigopulos was issued shares of our common stock effective May 5, 2005 in connection with the conversion of certain promissory notes. See "Related Party Transactions."

(6) We issued on July 28, 2003, 200,000 shares of common stock to Jules Benge Prag in lieu of salary.

OPTION GRANTS IN RECENT FISCAL YEARS

         The following table sets forth each grant of stock options during the years ended December 31, 2003 and 2004 to our current and former executive officers. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent our estimate or projection of our common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders' continued employment through the vesting period. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to these executive officers. The potential realizable values shown in the table are calculated by assuming that the estimated fair market value of our common stock on the date of grant increases by 5% and 10%, respectively, during each year of the option term.

                                                          INDIVIDUAL GRANTS
                                       -------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF STOCK
                                        NUMBER OF       PERCENT OF                                    PRICE APPRECIATION
                                       SECURITIES      TOTAL OPTIONS                                  FOR OPTION TERM($)
                                       UNDERLYING       GRANTED TO                                  ---------------------
                                         OPTIONS       EMPLOYEES IN     EXERCISE    EXPIRATION
           NAME             YEAR         GRANTED       FISCAL YEAR)      PRICE         DATE           5%            10%
           ----             ----       ----------      ------------     --------    ----------        --            ---
Nicholas Rigopulos          2004          167,000         100.00%         $0.03        2014         $14,863       $28,843
(Former Chief Executive     2003        1,000,000         100.00%         $0.004       2013         $86,000      $138,600
Officer and Chief
Financial Officer)

Jeff Gilford (1)            2004        0                 0                   --         --              --            --
                            2003

(1) Jeff Gilford, our current chief financial officer was granted options to purchase a total of 918,000 shares of our common stock, subject to shareholder approval, 227,167 of which have vested as of July 31, 2005.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the options exercised by our current and former executive officers in the years ended December 31, 2003 and 2004 and the year-end number and value of unexercised options with respect to each of these executive officers.

                                                                           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                                           AT FISCAL YEAR-END(2)           AT FISCAL YEAR-END($)(3)
                                                                      ------------------------------     ---------------------------
                                           SHARES
                                          ACQUIRED        VALUE
NAME                              YEAR   ON EXERCISE    REALIZED(1)   EXERCISABLE      UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                              ----   -----------    ----------    -----------      -------------     -----------   -------------
Nicholas Rigopulos                2004    167,000         $6,700           0                 0                0              0
(Former Chief Executive Officer   2003    1,000,000       $46,000          0                 0                0              0
and Chief Financial Officer)

Jeff Gilford                      2004    0                     0          0                 0                0              0
(Current Chief Financial          2003    0                     0          0                 0                0              0
Officer(5)

(1) Based on the fair market value of our common stock on the date of exercise, less the exercise price payable for such shares.

(2) Certain the options are immediately exercisable for all the option shares as of the date of grant but any shares purchased are subject to repurchase by us at the original exercise price paid per share if the optionee ceases service with us before vesting in such shares.

(3)  Based on the fair market value of our common stock at fiscal year end

(4) Jeff Gilford, our current chief financial officer was granted options to purchase a total of 918,000 shares of our common stock, subject to shareholder approval, 227,167 of which have vested as of July 31, 2005. See "Employment Agreements."

         2005 STOCK OPTION PLAN

         On June, 24, 2005, our board of directors authorized the adoption the 2005 Stock Option Plan ("Plan"). The Plan provides for the grant of options to purchase up to 2,219,000 shares of our common stock and restricted stock awards to employees, officers, directors and consultants. Options may be either "incentive stock options" or non-qualified options under the Federal tax laws. Incentive stock options may be granted only to our employees, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to our employees. The Plan remains subject to stockholder approval.

         The Plan is administered by "disinterested members" of the board of directors or the compensation committee, who determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock issuable upon the exercise of each option and the option exercise price.

         Subject to a number of exceptions, the exercise price per share of common stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option may be established by the board of directors, but shall not, however, be less than 85% of the fair market value per share of common stock on the date the option is granted. The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

         No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment or engagement other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the board of directors. Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee's options remain exercisable for one year to the extent the options were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

         We must grant options under the Plan within ten years from the effective date of the Plan. Subject to a number of exceptions, holders of incentive stock options granted under the Plan cannot exercise these options more than ten years from the date of grant. Options granted under the Plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods. Therefore, if it is provided in an optionee's options, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

         Any  unexercised   options  that  expire  or  that  terminate  upon  an
employee's ceasing to be employed by us become available again for issuance under the Plan.

INDEPENDENT DIRECTORS' PLAN

         On June 24, 2005, our board of directors approved a 2005 Stock Option Plan for Independent and Non-Employee Directors with options to purchase 100,000 shares of our common stock (the "Independent Director's Plan"). Pursuant to the Independent Director's Plan, upon first election or appointment to our board of directors, an eligible director will be granted an option to purchase 10,000 shares of common stock and, immediately following each annual stockholders meeting, commencing with the meeting following the close of fiscal year 2005 each eligible director, other than an eligible director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 10,000 shares of common stock. The Independent Director's Plan remains subject to stockholder approval.

EMPLOYMENT AGREEMENTS

         Catcher entered into an employment agreement with Charles Sander effective as of the closing of the Acquisition pursuant to which Mr. Sander is employed as the Chief Executive Officer of Catcher and the Company. The current term of the agreement expires May 4, 2008 but will be automatically renewed for additional three-year periods until either party gives the other party written notice of its intent not to renew at least 60 days prior but no more than 90 days prior to the end of the term. Mr. Sander's base salary is $250,000 per annum. Mr. Sander is entitled to participate in Catcher's bonus program which will be dependent upon the achievement of certain milestones and to participate in any stock option plan that the Company may have in effect for executive employees of Catcher. If his employment agreement is terminated under certain circumstances, Mr. Sander will be entitled to severance payments equal to up to two years of his base salary and bonus. Effective July 29, 2005, but retroactive to the commencement of Mr. Sander's employment with us, we agreed to amend his employment agreement to provide that retroactive to May 4, 2005, Mr. Sander will be entitled to a $20,000 signing bonus, a car allowance of $700 per month and reimbursement of reasonable and necessary business expenses incurred by Mr. Sander in accordance with our reimbursement policies.

         Catcher entered into an employment agreement with Ira Tabankin effective as of the closing of the Acquisition pursuant to which Mr. Tabankin is employed as the Chief Technology Officer and Chairman of Catcher. The current term of the agreement expires April 21, 2008 but will be automatically renewed for additional three-year periods until either party gives the other party written notice of its intent not to renew at least 60 days prior but no more than 90 days prior to the end of the term. Mr. Tabankin's base salary is $216,000 per annum. Mr. Tabankin is entitled to participate in Catcher's bonus program which will be dependent upon the achievement of certain milestones and to participate in any stock option plan that the Company may have in effect for executive employees of Catcher. If his employment agreement is terminated under certain circumstances, Mr. Tabankin will be entitled to severance payments equal to up to two years of his base salary and bonus and a royalty equal to 1% of Catcher's gross income for a period of three years following the termination of employment. Effective July 29, 2005, but retroactive to the commencement of Mr. Tabankin's employment with us, we agreed to amend his employment agreement to provide that retroactive to May 4, 2005, Mr. Tabankin will be entitled to a $20,000 signing bonus, a car allowance of $700 per month and reimbursement of reasonable and necessary business expenses incurred by Mr. Tabankin in accordance with our reimbursement policies.

         Catcher entered into an employment agreement with John Sutton effective as of the closing of the Acquisition pursuant to which Mr. Sutton is employed as the Vice President -- Engineering of Catcher. The current term of the agreement expires April 21, 2006 but will be automatically renewed for additional one-year periods until either party gives the other party written notice of its intent not to renew at least 60 days prior but no more than 90 days prior to the end of the term. Mr. Sutton's base salary is $150,000 per annum. Mr. Sutton is entitled to participate in Catcher's bonus program which will be dependent upon the achievement of certain milestones and to participate in any stock option plan that the Company may have in effect for executive employees of Catcher. If his employment agreement is terminated under certain circumstances, Mr. Sutton will be entitled to severance payments equal to up to six months of his base salary and bonus. Effective July 29, 2005, but retroactive to the commencement of Mr. Sutton's employment with us, we agreed to amend his employment agreement to provide that retroactive to May 4, 2005, Mr. Sutton will be entitled to a car allowance of $600 per month and reimbursement of reasonable and necessary business expenses incurred by Mr. Sutton in accordance with our reimbursement policies.

         Catcher entered into an employment agreement with Jeff Gilford effective as of June 16, 2005 pursuant to which Mr. Gilford is employed as the Chief Financial Officer of Catcher and the Company. The current term of the agreement expires on June 16, 2008. Mr. Gilford will receive an annual base salary of $200,000 and is entitled to participate in any incentive bonus program Catcher may adopt for its executive employees, provided that, in no event will such incentive bonus program provide for a bonus of less than 50% of Mr. Gilford's base salary upon achievement of certain goals agreed between Catcher and the Board of Directors. In addition, Mr. Gilford will be paid a one-time signing bonus of $15,000 not part of any incentive bonus program or yearly bonus within 30 days from the execution of the Employment Agreement. Mr. Gilford is also entitled to options to purchase 918,000 shares of common stock of the Company at an exercise price of $3.74 vesting over three years in three separate tranches consisting of (1) a first tranche of 580,000 shares, 25% of which vests on June 16, 2005 with the remaining 75% vesting monthly, pro rata each month, over the three year period following June 16, 2005, (2) a second tranche of 193,000, 25% of which vests on June 16, 2006, with the remaining 75% vesting monthly, pro rata each month, over the three year period following June 16, 2006 and (3) a third tranche of 145,000 shares, 25% of which vests on June 16, 2007 with the remaining 75% vesting monthly, pro rata each month, over the three year period following June 16, 2007. If there is a "Change of Control" of the Company (as that term will be defined in an agreement between the Company and Mr. Gilford), all unvested options will immediately vest. However, if Mr. Gilford's employment is terminated without Cause or for Good Reason (as each of those terms are defined in the Employment Agreement), any unvested options in a tranche that had commenced to vest shall immediately vest. The grant of options are subject to stockholder approval of a stock option plan of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, we believe that during calendar year ended December 31, 2004, all of the Reporting Persons complied with all applicable filing requirements, except for Yale Farar, Paul T. Mannion, Jules Benge Prag IV, Robert Prag and Nicholas Rigopulos each of whom failed to file a Form 3 on a timely basis and each of whom filed a Form 5 on March 31, 2005.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

         The following table sets forth as of July 15, 2005,

         o each person who is known by us to be the owner of record or beneficial owner of more than 5% of our outstanding common stock;

         o  each of our directors and each of our executive officers;

         o  all of our directors and executive officers as a group; and

         o the number of shares of common stock beneficially owned by each such person and such group and the percentage of the outstanding shares owned by each such person and such group.

         As used in the table below and elsewhere in this prospectus, the term BENEFICIAL OWNERSHIP with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this prospectus. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

         Except as otherwise noted below, the address of each of the persons in the table is Catcher Holdings, Inc., 39526 Charlestown Pike, Hamilton, VA 20158-3322.

                                           NUMBER OF SHARES     PERCENTAGE OF
                                            OF COMMON STOCK   CLASS BENEFICIALLY
NAME AND ADDRESS                          BENEFICIALLY OWNED       OWNED(A)
----------------                          ------------------  ------------------

Ira Tabankin(1)                               2,232,341(2)          17.86%

Charles Sander(1)                             2,232,341             17.86%

Cathal Flynn(1)                                      --             --

H. Clayton Foushee(1)                                --             --

Jeff Gilford(1)                                 234,167(3)           1.84%

Agile Partners, LP                            1,299,891(4)           9.88%
3500 Alameda De Las Pulgas,
Suite 20
Menlo Park , CA 94025

Sandor Advisors LLC                           1,000,000(5)           7.69%
2828 Routh Street, Suite 500
Dallas, Texas, 75201

John Lemak                                    1,200,000(6)           9.52%
4410 Bordeaux Ave
Dallas, Texas 75205

London Family Trust                             999,891(7)           7.69%
2 Aurora Drive
Montecito, CA 93108

Attractor Capital Fund I, LLC                   699,889(8)           5.45%
1637 Oakwood Drive, Unit S222
Norberth, PA 19072

Robert Prag                                     738,749(9)           5.90
2455 El Amigo Road
Del Mar, CA 92014

All Officers and Directors as a Group         4,698,849             36.89%

(a) Based upon a total of 12,500,369 shares of common stock issued and outstanding as of July 15, 2005.

(1)      Current Officer or Director

(2) Reflects 2,232,333 shares of common stock and one share of Series A Preferred Stock that is convertible to 8 shares of common stock.

(3) Mr. Gilford holds a Warrant to purchase 65,000 shares of common stock of the Company. In addition, pursuant to the terms of his Employment
         Agreement, Mr. Gilford was granted an option to purchase a total of 918,000 shares of common stock pursuant to a Stock Option Plan approved by Board of Directors on June 24, 2005 which Stock Option Plan and grant remain subject to shareholder approval. Of that option grant, 145,000 options vest on June 16, 2005; 435,000 pro rata monthly over the next three years; 48,250 options vest on June 16, 2006 and 144,750 options vest pro rata monthly during the three year period following June 16, 2006; and 36,250 options vest on June 16, 2007 and 108,750 options vest pro rata monthly during the three year period following June 16, 2007. Accordingly, as of the date hereof and within 60 days of the date hereof, a total of 169,167 options have vested.

(4) Based upon the ownership by Agile Partners, L.P. of 649,945 shares of common stock and a Series A Warrant to purchase 324,973 shares of common stock and a Series B Warrant to purchase 324,973 shares of common stock.

(5) Based upon the ownership by Sandor Capital Master Fund, LP of 500,000 shares of common stock and a Series A Warrant to purchase 250,000 shares of common stock and a Series B Warrant to purchase 250,000 shares of common stock.

(6) Based upon (a) the ownership by Mr. Lemak of 100,000 shares of common stock and a Series A Warrant to purchase 50,000 shares of common stock and a Series B Warrant to purchase 50,000 shares of common stock and
         (b) the ownership by Sandor Capital Master Fund, LP of 1,000,000 shares of common stock and a Series A Warrant to purchase 500,000 shares of common stock and a Series B Warrant to purchase 500,000 shares of common stock.

(7) Based upon the ownership by the London Family Trust of 499,945 shares of common stock and a Series A Warrant to purchase 249,973 shares of common stock and a Series B Warrant to purchase 249,973 shares of common stock.

(8) Based upon the ownership by Attractor Capital Fund I, LLC of 349,945 shares of common stock and a Series A Warrant to purchase 174,973 shares of common stock and a Series B Warrant to purchase 174,973 shares of common stock.

(9) Based upon the ownership by Robert Prag of 530,542 shares of common stock that were automatically converted from Series A Preferred Stock following the Reverse Split, 61,284 shares issued upon conversion of certain convertible Promissory Notes, 27,778 issued on conversion of warrants and 119,145 shares of common stock held directly by Mr. Prag.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Our policy is to enter into transactions with related parties on terms that, on the whole, are no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

         Catcher entered into a Consulting Agreement with Hayden Communications, Inc. dated as of May 1, 2005 for a period of twelve (12) months at a fee of $5,000 per month plus reimbursement of certain expenses. Immediately following the Acquisition, a fee totaling $160,000 was paid to Hayden Communications, Inc. in respect to certain services provided in respect of capital markets consulting, marketing material creation and production. The agreement may be terminated by either party at the six-month anniversary. On a ongoing basis, Hayden Communications will develop, implement, and maintain an ongoing stock market support system us with the general objective of expanding awareness among stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial & trade publications. Hayden Communications, Inc. was a shareholder of Catcher whose shares were acquired by us in the Acquisition.

         Catcher entered into a Consulting Agreement with The Del Mar Consulting Group, Inc. ("DCG") for a period of twelve (12) months effective as of April 21, 2005 at a fee of $5,000 per month plus reimbursement of certain expenses. A principal of The Del Mar Consulting Group, Inc. is Robert Prag, a shareholder. DCG will perform the following services: (1) review business plans, strategies, mission statements budgets, proposed transactions and other plans; (2) assist us in preparing for press conferences and other forums involving the media; (3) maintain an awareness of our plans, strategy and personnel, as they may evolve during such period, and consult and assist us in ways to communicate appropriate information regarding such plans, strategy and personnel to the media; and (4) provides analysis to test whether business plans and strategies have a sound foundation with assumptions that are realistic and achievable. DCG was a shareholder of Catcher whose shares were acquired by us in the Acquisition.

         Catcher entered into a Consulting Agreement with Kai Hansen for a period of twelve (12) months effective as of April 21, 2005 at a fee of $5,000 per month plus reimbursement of certain expenses. The agreement may be terminated by either party at the six-month anniversary. Mr. Hansen will facilitate the our marketing, public relations and presentation requirements, including the development of all marketing and related media materials used to promote the CATCHER(TM) device including website, brochures, training materials, and press releases. Mr. Hansen was a shareholder of Catcher whose shares were acquired by us in the Acquisition.

         Catcher  entered into a Services  Agreement  with  BlackFord  Partners,
Inc., dated as of May 6, 2005, whereby BlackFord Partners, Inc. agreed to provide financial and accounting advisory services to Catcher and us at a rate of $75 to $125 per hour depending on the type of services rendered. Pursuant to an Amendment to the Services Agreement, dated as of June 24, 2005, a warrant to purchase 20,000 shares of our common stock at an exercise price of $3.74 was issued to Stan Blackburn and a warrant to purchase 65,000 shares of our common stock at an exercise price of $3.74 was issued to Jeff Gilford. Jeff Gilford, our Chief Financial Officer is a principal of Blackford Partners, Inc.

         Catcher entered into an employment agreement with Charles Sander effective as of the closing of the Acquisition pursuant to which Mr. Sander is employed as the Chief Executive Officer of Catcher and the Company. See "Management -Employment Agreements" above.

         Catcher entered into an employment agreement with Ira Tabankin effective as of the closing of the Acquisition pursuant to which Mr. Tabankin is employed as the Chief Technology Officer and Chairman of Catcher. See "Management -Employment Agreements" above.

         Catcher entered into an employment agreement with Jeff Gilford effecitve as of June 16, 2005 pursuant to which Mr. Gilford is employed as the Chief Financial Officer of Catcher. See "Management - Employment Agreements" above.

         Catcher entered into an employment agreement with John Sutton effective as of the closing of the Acquisition pursuant to which Mr. Sutton is employed as the Vice President -- Engineering of Catcher. See "Management - Employment Agreements" above.

         On July 28, 2003, three warrant holders, each significant shareholders of the Company, exercised their unit purchase warrants at $0.03 and received 558,333 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. The holders immediately exercised the additional warrant and received 558,333 shares of common stock for a total of 1,116,666 shares. In addition one other warrant holder exercised a warrant at $.03 and received 5,000 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. Total proceeds of $44,816 were received in connection with the exercises of all the warrants.

         In October and November of 2003, several warrant holders exercised their unit purchase warrants at $0.03 and received 135,000 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. The holders immediately exercised the additional warrant and received 135,000 shares of common stock for a total of 270,000 shares. Total proceeds of $10,800 were received in connection with the exercise of these warrants.

         In February 2004, certain investors exercised 150,000 warrants at $0.03 per share. Pursuant to their warrant agreements, the Company issued the investors an equivalent amount of warrants with an exercise price of $0.05. The investors immediately exercised the additional 150,000 warrants at $0.05 per share. Total proceeds of $12,000 were received in connection with the exercise of these warrants. The remaining 856,000 warrants outstanding expired on March 12, 2004.

         We granted an option to purchase 1,000,000 shares of our common stock to Nick Rigopulos, our then chief executive officer and director, in lieu of salary pursuant to a stock option agreement dated as of July 30, 2003. The options vested immediately and had an exercise price of $0.004 per share. We recorded $46,000 in connection with the issuance of the options which is included in administrative expense in the accompanying statement of operations for the year ended December 31, 2003. Mr. Rigopulos exercised options to purchase all 1,000,000 shares of our common stock on July 30, 2003 for proceeds of $4,000.

         In February 2004, we issued an option to purchase 167,000 shares of our common stock to Nicholas Rigopulos, our then Chief Executive Officer and director, in lieu of salary. The options vested immediately and had an exercise price of $0.03. Mr. Rigopulos exercised options to purchase all 167,000 shares of our common stock on March 9, 2004 for proceeds of $5,010.

         We issued an aggregate of 3,000,000 shares of our common stock for services rendered, 1,000,000 shares each, to Paul Mannion, Yale Farrar and Robert Prag, each consultants to us pursuant to consulting agreements dated July 28, 2003. The shares were valued at $150,000 based on a market value of the our common stock at $0.05 per share.

         On July 28, 2003, we issued 200,000 shares of our common stock to Jules Benge Prag, our then secretary and director as compensation for services rendered. The shares were valued at $10,000, based on a market value of our common stock of $0.05 per share.

         On January 8, 2003, we issued 300,000 shares of our common stock to Nicholas Rigopulos, our then President and Chief Executive Officer and director, in lieu of salary. The shares were valued at $1,500, based on a market value of the our common stock at $.005 per share.

CONVERTIBLE NOTES

Throughout 2004 and early 2005 as described below, we entered into the following convertible promissory notes with certain of our investors, which notes were automatically converted effective May 4, 2005 to an aggregate of 1,544,524 shares of our common stock upon our acquisition of Catcher:

         o In February 2004, we entered into convertible promissory notes with Robert Prag, Jay Farar and Paul Mannion for gross proceeds of
            $13,000. The notes had interest at a rate of 6% and matured on September 30, 2004. The notes were convertible into our common stock at a conversion price of $0.03 per share at any time after September 30, 2004. September 2004 we amended the notes payable to extend the maturity date to January 31, 2005. On February 1, 2005 we amended the notes payable to extend the maturity date to January 31, 2006.

         o In July 2004, we entered into two convertible promissory notes with Jay Farar and Paul Mannion for gross proceeds of $10,000. The notes had interest at a rate of 6% and matured on January 31, 2005. The notes were convertible into our common stock at a conversion price $0.03 per share at any time after January 31, 2005. On February 1, 2005 we amended the notes payable to extend the maturity date to January 31, 2006.

         o In September 2004, we entered into a convertible promissory note with Robert Prag for gross proceeds of $5,000. The note had interest at a rate of 6% and matured on January 31, 2005. The note were convertible into our common stock at a conversion price of $0.03 per share at any time after January 31, 2005. On February 1, 2005 we amended the notes payable to extend the maturity date to January 31, 2006.

         o In January 2005, we entered into a convertible promissory note with Nicholas Rigopulos, our then chief executive officer, chief financial officer and director for gross proceeds of $5,000. The note had interest at a rate of 6% and matures on July 31, 2005. The note was convertible into our common stock at a conversion price of $0.03 per share at any time after January 31, 2005. The note was only to be converted at our option. On February 1, 2005 the we amended the notes payable to extend the maturity date to January 31, 2006.

         o In April 2005, we entered into four convertible promissory notes with Nicholas Rigopulos, Paul Mannion, Robert Prag and Jay Farar for gross proceeds of $36,000. The notes had interest at a rate of 1% and matured on January 31, 2006. The note was convertible into our common stock at a conversion price of $0.10 per share at any time after August 31, 2005.

         o In May 2005, we entered into a convertible promissory note with Nicholas Rigopulos, our then chief executive officer, chief financial officer and director in exchange for payment of $2,975 of expenses. The note had interest at a rate of 6% and matured on January 31, 2006. The note was convertible into our common stock at a conversion price of $0.10 per share at any time after August 31, 2005. The note was only to be converted at our option.

                              SELLING STOCKHOLDERS

         This prospectus relates to the resale from time to time of up to a total of 15,490,404 shares of common stock by selling stockholders, comprising:

         o 10,905,018 shares of our common stock that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933; and

         o 4,585,386 shares of common stock underlying warrants that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933.

         The following table set forth certain information regarding the beneficial ownership of our common stock as to the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholders and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of July 15, 2005 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon 12,500,369 shares of common stock outstanding as of July 15, 2005.

         Except as described below, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates:

         Charles Sander is our current chief executive officer and a director;

         Ira Tabankin is our current secretary and a director;

         Jeff Gilford is our current chief financial  officer and was formerly a
            consultant  to  Catcher  pursuant  to  a  services   agreement  with
            BlackFord Partners, Inc.;

         Nicholas  Rigopulos  was formerly our Chief  Executive  Officer,  Chief
            Financial Officer and a Director;

         John Sutton is the Vice President -- Engineering of Catcher.

         Paul Manion is formerly a consultant to the Company pursuant to a consulting agreement dated July 28, 2003 pursuant to which Mr.
            Manion was issued 1,000,000 shares of our common stock that was registered on Form S-8 dated September 15, 2003.

         Robert Prag is formerly a consultant to the Company pursuant to a consulting agreement dated July 28, 2003 pursuant to which Mr. Prag was issued 1,000,000 shares of our common stock that was registered on Form S-8 dated September 15, 2003. Mr. Prag currently provides consulting services to us pursuant to a consulting agreement;

         Kai Hansen currently provides consulting services to us pursuant to a consulting agreement;

         Hayden Communications, Inc. currently provides consulting services to us pursuant to a consulting agreement;

         Stan Blackburn provides consulting services to Catcher pursuant to a services agreement with BlackFord Partners, Inc.

         The term "selling stockholders" also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

         The selling stockholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling stockholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling stockholders upon termination of this offering. These selling stockholders acquired their shares by purchase exempt from registration under section 4(2) of the

Securities Act of 1933 or Regulation D under the Securities Act of 1933. The selling stockholders acquired their shares in the ordinary course of business. We believe that the selling stockholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling stockholders. The securities included in this list include securites which would otherwise become saleable from time to time pursuant to Rule 144 as currently in effect.

                                                TOTAL            SHARES       % BEFORE      % AFTER
  NAME AND ADDRESS                          SHARES OWNED       REGISTERED     OFFERING      OFFERING    RELATIONSHIP (IF ANY)
----------------------------------------------------------------------------------------------------------------------------------
Greg J. Berlacher
1150 First Avenue
#600
King of Prussia, PA 19406                     120,000(1)        120,000(1)       .96            0

Dan Gardner -IRA
(Bear Stearns Securities Corp.
Cust. f/b/o Daniel Gardner
534 Camp Woods Circle
Villa Nova, PA 19085                           36,668(2)         36,668(2)       .29            0

Dan Gardner
534 Camp Woods Circle
Villa Nova, PA 19085                          132,000(3)        132,000(3)      1.05            0

Richard Johnson
965 Pinehurst Drive
Chester Springs, PA 19425                      33,000(4)         33,000(4)      0.26            0

Jay Seid
c/o Emerging Growth Equities
1150 First Avenue, Suite 600
King of Prussia, PA 19406                     132,000(5)        132,000(5)      1.05            0

Robert A. Berlacher - IRA
Bear Stearns SEC Corp. as IRA
Cust. f/b/o Robert A. Berlacher
676 Church Road
Villa Nova, PA 19085                           66,000(6)         66,000(6)      0.53            0

BallyShannon Partners, L.P.
325 Bryn Mawr Avenue
Bryn Mawr, PA 19010                           290,391(7)        290,391(7)       2.3            0

                                                TOTAL            SHARES       % BEFORE      % AFTER
  NAME AND ADDRESS                          SHARES OWNED       REGISTERED     OFFERING      OFFERING    RELATIONSHIP (IF ANY)
----------------------------------------------------------------------------------------------------------------------------------
BallyShannon Family Partnership
325 Bryn Mawr Avenue
Bryn Mawr, PA 19010                           132,000(8)        132,000(8)      1.05            0

Peter Stanley
660 Gatehouse Lane
Philadelphia, PA 19118                        132,500(9)        132,500(9)      1.05            0

Matison Euroinvest Ltd.
c/o Budin & Partners
20 Rue Senebier
PO Box 166
Channel 1211, Geneva, Switzerland             157,279(10)       157,279(10)     1.05            0

VFT Special Ventures, Ltd.
1150 First Avenue, Suite 600
King of Prussia, PA 19406                     330,000(11)       330,000(11)     2.63            0

Chardonnay Partners
676 Church Road
Villa Nova, PA 19085                           33,000(12)        33,000(12)     0.26            0

Cabernet Partners
676 Church Road
Villa Nova, PA 19085                           99,000(13)        99,000(13)     0.73            0

Paul Berlacher
Paul D. Berlacher Rev. Trust DTD
5/27/93
7201 Forest Brook Drive
Sylvania, Ohio                                 33,000(14)        33,000(14)     0.26            0

Franz Berlacher
Heart Specialists of NW Ohio
Profit Sharing/401K Plan fbo
Franz Berlacher
5549 Ginger Tree Lane
Toledo, OH 43623                               33,000(15)        33,000(15)     2.05            0

                                                TOTAL            SHARES       % BEFORE      % AFTER
  NAME AND ADDRESS                          SHARES OWNED       REGISTERED     OFFERING      OFFERING    RELATIONSHIP (IF ANY)
----------------------------------------------------------------------------------------------------------------------------------
Northwood Capital Partners, LP
1150 First Avenue, Suite 600
King of Prussia, PA 19406                     264,000(16)       264,000(16)     0.53            0

Porter Partners LP
300 Drakes Landing Road
Suite 300
Greenbrae, CA 94904                            66,000(17)        66,000(17)     2.37            0

Christopher Cummings
475 Stonehaven Drive
Kettering, OH 45429                           300,000(18)       300,000(18)     2.37            0

Agile Partners, L.P.
3500 Alameda De Las Pulgas
Suite 200
Menlo Park, CA 94025                        1,299,891(19)     1,299,891(19)     3.88            0

Sandor Capital Master Fund, LP
2828 Routh Street, Suite 500
Dallas, Texas, 75201                        1,000,000(20)     1,000,000(20)     7.69            0

John Lemak
4410 Bordeaux Ave
Dallas, Texas 75205                           200,000(21)       200,000(21)     1.53            0

London Family Trust
212 Aurora Drive
Motecito, CA 93108                            999,891(22)       999,891(22)     7.69            0

Carlton Meyer
1106 Ednor Road
Silver Springs, MD 20905                       99,947(23)        99,947(23)     0.80            0

George King
5577 Vantage Point Road
Columbia, MD 21044                            299,947(24)       299,947(24)     2.37            0

Brian Barton
19816 Meredith Drive
Derwood, MD 20855                             299,947(25)       299,947(25)     2.37            0

                                                TOTAL            SHARES       % BEFORE      % AFTER
  NAME AND ADDRESS                          SHARES OWNED       REGISTERED     OFFERING      OFFERING    RELATIONSHIP (IF ANY)
----------------------------------------------------------------------------------------------------------------------------------
Mark Nicosia
21809 Gaithers Meadow Lane
Brookville, MD 20833                          299,947(26)       299,947(26)     2.37            0

Burlingame Equity Investors
(Offshore) Ltd.
1 Sansome Street
Suite 2900
San Francisco, CA 94104                        16,779(27)        16,779(27)     0.13            0

Burlingame Equity Investors, LP
1 Sansome Street
Suite 2900
San Francisco, CA 94104                        84,891(28)        84,891(28)     0.68            0

Attractor Capital Fund 1, LLC
1637 Oakwood Drive
Unit S222
Norberth, PA 19072                            699,891(29)       699,891(29)     5.45            0

Raleigh Ralls
744 Spruce Street
Boulder, CO 80302                             499,947(30)       499,947(30)     3.52            0

Katherine O'Leary
2819 Fourth Street
Boulder, CO 80304                             149,947(31)       149,947(31)     1.19            0

Richard O'Leary
2819 Fourth Street
Boulder, CO 80304                             149,947(32)       149,947(32)     1.19            0

Alon Kutai
5423 Foxhound Way
San Diego, CA 92130                           200,000(33)       200,000(33)     1.59            0

Bryan Smyth
4417 Tivoli Street
San Diego, CA 92107                            50,000(34)        50,000(34)     0.40            0

John & Cindy Boyle
375 Fairview Farms Road
Campo Bello, SC 29322                          60,000(35)        60,000(35)     0.48            0

                                                TOTAL            SHARES       % BEFORE      % AFTER
  NAME AND ADDRESS                          SHARES OWNED       REGISTERED     OFFERING      OFFERING    RELATIONSHIP (IF ANY)
----------------------------------------------------------------------------------------------------------------------------------
Michael Pruitt
11502 Stonebrier Drive
Charlotte, NC 28277                            50,000(36)        50,000(36)     0.40            0

Craig Samuels
13990 Rancho Dorado
San Diego, CA 92130                           100,000(37)       100,000(37)     0.80            0

Schreiber Living Trust
12220 El Camino Real
Suite 400
San Diego, CA 92130
Dan Schreiber ###-##-####                      49,947(38)        49,947(38)     0.40            0

John Sutton                                                                                             Vice President --
1801 Warner Ranch Drive, #1718                                                                          Engineering of
Round Rock, Texas 78664                       240,625           240,625         1.92            0       Catcher, Inc.

Steven A. Moore
2250 Big Pine Road
Escondido, CA                                  15,542            15,542         0.12            0

Campbell Family Trust
4360 E. Burchell Drive
Hayden Lake, ID 83835                          31,098            31,098         0.25            0

Aldrigde Industries, Inc.
525 Round Rock West #275
Round Rock, Texas 78681                        61,250            61,250         0.43            0
                                                                                                        Ira Tabankin is a
                                                                                                        Director and
                                                                                                        Secretary of the
Ira J. Tabankin                                                                                         Company and Chief
38881 Irish Corner Road                                                                                 Technology Officer of
Lovettesville, VA 20180                     2,232,341         2,232,341         17.86           0       Catcher

                                                                                                        Charles Sander is the
Charles Sander                                                                                          President and Chief
39526 Charlestown Pike                                                                                  Executive Officer of
Hamilton, VA 20158-3322                     2,232,341         2,232,341         17.86           0       the Company

                                                TOTAL            SHARES       % BEFORE      % AFTER
  NAME AND ADDRESS                          SHARES OWNED       REGISTERED     OFFERING      OFFERING    RELATIONSHIP (IF ANY)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Robert Prag is a principal
                                                                                                        of Del Mar Consulting Group,
                                                                                                        which has a Consulting
Robert Prag                                                                                             Agreement with Catcher, Inc.
2455 El Amigo Road                                                                                      See "Releated Party
Del Mar, CA 92014                             738,749(39)       591,826(39)     4.73            0       Transactions"

                                                                                                        Kai Hansen is a principal
                                                                                                        of Del Mar Consulting Group,
                                                                                                        which has a Consulting
Kai Hansen                                                                                              Agreement with Catcher, Inc.
P.O. Box 12610                                                                                          See "Releated Party
San Diego, CA 92112                           437,500(40)       437,500(40)     3.50            0       Transactions"

                                                                                                        Hayden Communications, Inc.
Hayden Communications, Inc.                                                                             provides consulting services
1401 Hewens Drive                                                                                       to Catcher. See "Releated
North Myrtle Beach, SC 29582                  437,500(41)       437,500(41)     3.50            0       Party Transactions"

                                                                                                        Former Director,
Nicolas Rigopulos                                                                                       Chief Executive Officer and
PO Box 415                                                                                              Chief Financial Officer of
Boston, MA 02117                              258,462            63,166         2.06           1.53     the Company

                                                                                                        Paul Manion is formerly a
                                                                                                        consultant to the Company
                                                                                                        pursuant to a Consulting
                                                                                                        Agreement dated July 28,
                                                                                                        2003 pursuant to which
                                                                                                        Mr. Manion was issued
                                                                                                        1,000,000 shares of our
Paul Mannion                                                                                            common stock that was
4390 Rivercross Drive                                                                                   registered on Form S-8
Norcross, VA 30092                            231,482            61,458         1.85           1.34     dated  September 15, 2003.

Jeff Gilford                                                                                            Jeff Gilford is the
3310 Avenida Anacap                                                                                     Chief Financial
Carlsbad, CA 92009                            234,167(42)        65,000(42)     1.84           1.33     Officer of the Company

                                                TOTAL            SHARES       % BEFORE      % AFTER
  NAME AND ADDRESS                          SHARES OWNED       REGISTERED     OFFERING      OFFERING    RELATIONSHIP (IF ANY)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Stan Blackburn is a
                                                                                                        principal of Blackford
                                                                                                        Partners which provided
                                                                                                        accounting advisory
Stan Blackburn                                                                                          services to the Company.
3310 Avenida Anacap                                                                                     See "Releated Party
Carlsbad, CA 92009                             20,000(43)        20,000(43)     0.16            0       Transactions"

----------

(1) Reflects 60,000 shares of common stock, a Series A Warrant to purchase 30,000 shares of common stock and a Series B Warrant to purchase 30,000 shares of common stock

(2) Reflects 18,334 shares of common stock, a Series A Warrant to purchase 9,167 shares of common stock and a Series B Warrant to purchase 9,167 shares of common stock

(3) Reflects 66,000 shares of common stock, a Series A Warrant to purchase 33,000 shares of common stock and a Series B Warrant to purchase 33,000 shares of common stock

(4) Reflects 16,500 shares of common stock, a Series A Warrant to purchase 8,250 shares of common stock and a Series B Warrant to purchase 8,250 shares of common stock

(5) Reflects 66,000 shares of common stock, a Series A Warrant to purchase 33,000 shares of common stock and a Series B Warrant to purchase 33,000 shares of common stock

(6) Reflects 33,000 shares of common stock, a Series A Warrant to purchase 16,500 shares of common stock and a Series B Warrant to purchase 16,500 shares of common stock

(7) Reflects 145,195 shares of common stock, a Series A Warrant to purchase 72,598 shares of common stock and a Series B Warrant to purchase 72,598 shares of common stock

(8) Reflects 66,000 shares of common stock, a Series A Warrant to purchase 33,000 shares of common stock and a Series B Warrant to purchase 33,000 shares of common stock

(9) Reflects 66,250 shares of common stock, a Series A Warrant to purchase 33,125 shares of common stock and a Series B Warrant to purchase 33,125 shares of common stock

(10) Reflects 78,639 shares of common stock, a Series A Warrant to purchase 39,320 shares of common stock and a Series B Warrant to purchase 39,320 shares of common stock

(11) Reflects 165,000 shares of common stock, a Series A Warrant to purchase 82,500 shares of common stock and a Series B Warrant to purchase 82,500 shares of common stock. Gregory Berlacher exercises voting and dispositive power with respect to the shares of common stock offered by this entity for resale under this prospectus.

(12) Reflects 16,500 shares of common stock, a Series A Warrant to purchase 8,250 shares of common stock and a Series B Warrant to purchase 8,250 shares of common stock. Robert A. Berlacher exercises voting and dispositive power with respect to the shares of common stock offered by this entity for resale under this prospectus.

(13) Reflects 49,500 shares of common stock, a Series A Warrant to purchase 24,750 shares of common stock and a Series B Warrant to purchase 24,750 shares of common stock. Robert A. Berlacher exercises voting and dispositive power with respect to the shares of common stock offered by this entity for resale under this prospectus.

(14) Reflects 16,500 shares of common stock, a Series A Warrant to purchase 8,250 shares of common stock and a Series B Warrant to purchase 8,250 shares of common stock

(15) Reflects 16,500 shares of common stock, a Series A Warrant to purchase 8,250 shares of common stock and a Series B Warrant to purchase 8,250 shares of common stock. Franz Berlacher exercises voting and dispositive power with respect to the shares of common stock offered by this entity for resale under this prospectus.

(16) Reflects 132,000 shares of common stock, a Series A Warrant to purchase 66,000 shares of common stock and a Series B Warrant to purchase 66,000 shares of common stock. Robert A. Berlacher exercises voting and dispositive power with respect to the shares of common stock offered by this entity for resale under this prospectus.

(17) Reflects 33,000 shares of common stock, a Series A Warrant to purchase 16,500 shares of common stock and a Series B Warrant to purchase 16,500 shares of common stock

(18) Reflects 150,000 shares of common stock, a Series A Warrant to purchase 75,000 shares of common stock and a Series B Warrant to purchase 75,000 shares of common stock

(19) Reflects 649,945 shares of common stock, a Series A Warrant to purchase 324,973 shares of common stock and a Series B Warrant to purchase 324,973 shares of common stock

(20) Reflects 500,000 shares of common stock, a Series A Warrant to purchase 250,000 shares of common stock and a Series B Warrant to purchase
         250,000 shares of common stock. John Lemack exercises voting and dispositive power with respect to the shares of common stock offered by this entity for resale under this prospectus.

(21) Reflects 100,000 shares of common stock, a Series A Warrant to purchase 50,000 shares of common stock and a Series B Warrant to purchase 50,000 shares of common stock

(22) Reflects 499,945 shares of common stock, a Series A Warrant to purchase 249,973 shares of common stock and a Series B Warrant to purchase 249,973 shares of common stock

(23) Reflects 49,973 shares of common stock, a Series A Warrant to purchase 24,987 shares of common stock and a Series B Warrant to purchase 24,987 shares of common stock

(24) Reflects 149,973 shares of common stock, a Series A Warrant to purchase 74,987 shares of common stock and a Series B Warrant to purchase 74,987 shares of common stock

(25) Reflects 149,973 shares of common stock, a Series A Warrant to purchase 74,987 shares of common stock and a Series B Warrant to purchase 74,987 shares of common stock

(26) Reflects 149,973 shares of common stock, a Series A Warrant to purchase 74,987 shares of common stock and a Series B Warrant to purchase 74,987 shares of common stock

(27) Reflects 8,389 shares of common stock, a Series A Warrant to purchase 4,195 shares of common stock and a Series B Warrant to purchase 4,195 shares of common stock

(28) Reflects 42,445 shares of common stock, a Series A Warrant to purchase 21,223 shares of common stock and a Series B Warrant to purchase 21,223 shares of common stock

(29) Reflects 349,945 shares of common stock, a Series A Warrant to purchase 174,973 shares of common stock and a Series B Warrant to purchase 174,973 shares of common stock

(30) Reflects 249,973 shares of common stock, a Series A Warrant to purchase 124,987 shares of common stock and a Series B Warrant to purchase 124,987 shares of common stock

(31) Reflects 74,973 shares of common stock, a Series A Warrant to purchase 37,487 shares of common stock and a Series B Warrant to purchase 37,487 shares of common stock

(32) Reflects 74,973 shares of common stock, a Series A Warrant to purchase 37,487 shares of common stock and a Series B Warrant to purchase 37,487 shares of common stock

(33) Reflects 100,000 shares of common stock, a Series A Warrant to purchase 50,000 shares of common stock and a Series B Warrant to purchase 50,0000 shares of common stock

(34) Reflects 25,000 shares of common stock, a Series A Warrant to purchase 12,500 shares of common stock and a Series B Warrant to purchase 12,500 shares of common stock

(35) Reflects 30,000 shares of common stock, a Series A Warrant to purchase 15,000 shares of common stock and a Series B Warrant to purchase 15,000 shares of common stock

(36) Reflects 25,000 shares of common stock, a Series A Warrant to purchase 12,500 shares of common stock and a Series B Warrant to purchase12,500 shares of common stock

(37) Reflects 50,000 shares of common stock, a Series A Warrant to purchase 25,000 shares of common stock and a Series B Warrant to purchase 25,000 shares of common stock

(38) Reflects 24,973 shares of common stock, a Series A Warrant to purchase 12,487 shares of common stock and a Series B Warrant to purchase 12,487 shares of common stock

(39) Based upon the ownership by Robert Prag of 530,542 shares of Common Stock that were automatically converted from Series A Preferred Stock following the Reverse Split, 61,284 shares issued upon conversion of certain convertible Promissory Notes, 27,778 issued on conversion of warrants and 119,145 shares of common stock held directly by Mr. Prag. Robert Prag has agreed that 530,542 shares of common stock issued upon conversion of the Series A Preferred Stock is subject to a restriction on resale for a period of one year from the closing of the Acquisition pursuant to a letter agreement dated July 28, 2005.

(40) Kai Hansen has agreed that his common stock is subject to a restriction on resale for a period of one year from the closing of the Acquisition pursuant to a letter agreement dated July 28, 2005.

(41) Hayden Communications, Inc. has agreed that his common stock is subject to a restriction on resale for a period of one year from the closing of the Acquisition pursuant to a letter agreement dated July 28, 2005.

(42) Reflects 65,000 shares of common stock issuable to Mr. Gilford upon exercise of a Warrant issued to Mr. Gilford by the Company and 184,000 shares of common stock issuable upon exercise of options granted to Mr. Gilford, subject to shareholder approval.

(43) Reflects 20,000 shares of common stock issuable to Mr. Blackburn upon exercise of a Warrant issued to Mr. Blackburn by the Company


                      BROKER-DEALER AND OTHER AFFILIATIONS

To our knowledge, the following selling stockholders are broker-dealers or affiliates of broker-dealers:

         Peter G. Stanley and Jay Seid are selling shareholders and employees of Emerging Growth Equities, a registered broker-dealer.

         Dan Gardner is a selling shareholder, has dispositive authority with respect to Bear Stearns Securities Corp. Cust. f/b/o Daniel Gardner and is an affiliate of Emerging Growth Equities, a registered broker dealer.

         Robert Berlacher has dispositive authority with respect to Bear Stearns SEC Corp. as IRA Cust. f/b/o Robert A Berlacher, a selling shareholder and iss an affiliate of Emerging Growth Equities, a registered broker dealer.

         Each of Northwood Capital Partners, LP, Cabernet Partners, LP, and Chardonnay Partners, LP is a selling shareholder. Robert A. Berlacher exercises voting and dispositive power with respect to the shares of common stock offered by these entities for resale under this prospectus. Mr. R. Berlacher is an affiliate of Emerging Growth Equities, a registered broker-dealer.

         VFT Special Ventures, Ltd is a selling shareholder. Greg Berlacher exercises voting and dispositive power with respect to the shares of common stock offered by this entity. Mr. G. Berlacher is an affiliate of Emerging Growth Equities, a registered broker-dealer.

         Sandor Capital Master Fund, L.P. is a selling shareholder. We understand that John S. Lemak is a general partner of Sandor Capital and as such exercises voting and dispositive power with respect to the shares of common stock offered by Sandor Capital for resale under this prospectus. Mr. Lemak is also an affiliate of The (Wilson) Williams Financial Group, a registered broker-dealer.

BLUE SKY

         Thirty-five states have what is commonly referred to as the "standard manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in one of the commonly accepted standard manuals e.g. Standard and Poor's Corporate Manual, and the manual sets forth certain information: (1) the names of our officers and directors, (2) our balance sheet, and (3) our profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Delaware, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

         We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders.

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

         We agreed to keep this prospectus effective until the later of (i) May 4, 2007, or (B) two (2) years from the date that all of the warrants outstanding as of the date hereof have been converted into common stock, or (C) such time that all of the common stock registered for resale hereunder has been sold under Rule 144(k). The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                   DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL

         At the date hereof we are authorized by our certifiicate of incorporation to issue an aggregate of 50,000,000 shares of common stock, par value $0.001 per share and 999,999 shares of "blank check" preferred stock, par value $0.001 per share. As of July 15, 2005, 12,500,369 shares of common stock are outstanding and held of record by 183 stockholders and one share of Series A Convertible Preferred Stock is be outstanding.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for the election of directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid and nonassessable.

         The shares of common stock offered in this prospectus have been fully paid and not liable for further call or assessment. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares of common stock, subject to the rights of the holders of the preferred stock, if any, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Except as otherwise required by Colorado law, and subject to the rights of the holders of preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK

         We have outstanding one share of Series A Preferred Stock held by Ira Tabankin. The holder of the our Series A Preferred Stock have the same rights as the holders of our common stock with respect to dividends and upon our liquidation, dissolution or winding up of our affairs, except that the holder of the Series A Preferred Stock has the right to appoint one director to our board of directors. Accordingly, for so long as Mr. Tabankin holds the share of Series A Preferred Stock and it has not been converted, Mr. Tabankin shall have the right to appoint one member to our board of directors. The Series A Preferred Stock shall convert to common stock on the earliest of the third anniversary of the Acquisition or the election by Mr. Tabankin to convert.

         In addition, we are authorized to issue up to 999,999 shares of "blank check" preferred stock. Preferred stock may be issued in one or more series and having the rights, privileges and limitations, including voting rights, conversion privileges and redemption rights, as may, from time to time, be determined by the board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. In the event that any shares of preferred stock are to be issued, a certificate of designation containing the rights, privileges and limitations of such series of preferred stock shall be filed with the Secretary of State of the State of Delaware. The effect of such preferred stock is that, subject to Federal securities laws and Delaware law, the board of directors alone, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing our change in control without further action by the stockholders, and may adversely affect the voting and other rights of the holders of the common stock.

The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

STOCK SYMBOL; TRADING OF COMMON STOCK

         We currently trade on the OTC Bulletin Board under the symbol "CTHH".

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is U. S. Stock Transfer, 1745 Gardena Ave Glendale, CA 91204.

DIRECTORS' LIMITATION OF LIABILITY

         Our certificate of incorporation and by-laws include provisions to eliminate the personal liability of directors for monetary damages resulting from breaches of their fiduciary duty, except for liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Effective June 29, 2005, our board of directors amended our bylaws to provide that we will indemnify our officers and directors and advance expenses to our officers and directors, to the extent permitted by the laws of the State of Delaware. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         We have directors and officers liability insurance in an amount of $5,000,000.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons as stated in the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 SHARES OF THE COMPANY ELIGIBLE FOR FUTURE SALE

         Prior to the date of this prospectus, there has been a limited public market for our common stock. Sales of substantial numbers of shares of our common stock in the public market following this offering, or the perception that such sales may occur, could adversely affect prevailing market prices of our shares.

         Assuming no exercise of options outstanding, and assuming exercise of 4,585,386 warrants to purchase shares of our common stock, there are 17,085,755 shares of our common stock issued and outstanding as of the date of this prospectus. These shares of common stock will be deemed to be "RESTRICTED SECURITIES" under Rule 144. Restricted securities may only be sold in the public market pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under Rule 144, Rule 701 or Rule 904 under the Act. These rules are summarized below.

ELIGIBILITY OF RESTRICTED SHARES FOR SALE IN THE PUBLIC MARKET

         As of the date of this prospectus, we believe that up to 1,566,742 shares may be eligible for resale. 10,905,018 shares of common stock and 4,500,386 shares of common stock issuable upon exercise of warrants may become eligible for resale under Rule 144 on May 4, 2006 subject to volume, manner of sale and other limitations under Rule 144. 85,000 shares of common stock issuable upon exercise of warrants may become eligible for resale under Rule 144 on June 24, 2006 subject to volume, manner of sale and other limitations under Rule 144.

         All shares of common stock of shareholders whose shares are included in the foregoing calculations are included in the shares of common stock being registered in the registration statement of which this prospectus forms a part of.

RULE 144

         In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

         o 1.0% of the number of shares of common stock outstanding, which is approximately 125,003 shares of common stock; or

         o the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 in connection with the sale.

         Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, under Rule 144(k) as currently in effect, a person:

         o who is not considered to have been one of our affiliates at any time during the 90 days preceding a sale; and

         o who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate,

is entitled to sell his shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

RULE 701

         In general, under Rule 701, any of our employees, directors, officers, consultants, or advisors (other than affiliates) who purchased shares of common stock from us under a compensatory stock option plan or other written agreement before the closing of the Acquisition is entitled to resell these shares. These shares can be resold 90 days after the effective date of the Acquisiton in reliance on Rule 144, without having to comply with restrictions, including the holding period, contained in Rule 144.

However, the Plan has a lock-up provision and shares issued under it are not eligible for resale at this time. Pursuant to such lock-up provision any common stock or other equity securities issued or issuable upon exercise of an option may not be sold, transferred or disposed of until the earlier of (i) the date that the registration statement of which this prospectus forms a part of has been filed with and declared effective by the SEC, and (ii) the date that is the first anniversarry of the grant date.

         The SEC has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Securities Exchange Act of 1934, along with the shares acquired upon exercise of these options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, may be sold:

         o by persons other than affiliates subject only to the manner of sale provisions of Rule 144; and

         o by affiliates under Rule 144 without compliance with its one year minimum holding period requirement.

OPTIONS

         We intend to file one or more registration statements on Form S-8 under the Act to register 2,319,000 shares of common stock reserved for issuance under our 2005 Stock Option Plan, which is subject to stockholder approval. The registration statement on Form S-8 will become effective automatically upon filing thereof. As of the date of this prospectus, options to purchase 918,000 shares of common stock were issued and outstanding, of which no options to purchase shares of common stock had vested and had not been exercised. Shares of common stock issued upon exercise of a share option and registered under the Form S-8 registration statement will, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates and the lock-up provision described above, be available for sale in the open market immediately.

                              PLAN OF DISTRIBUTION

         The selling stockholders, and any of their pledgees, asignees and successors-in-interest, may from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o  ordinary  brokerage   transactions   and   transactions  in  which  the
            broker-dealer solicits Investors;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o  purchases  by  a   broker-dealer   as  principal   and  resale  by  the
            broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o  privately negotiated transactions;

      o  short  sales  (other  than  short  sales   established   prior  to  the
            effectiveness of the registration statement to which this prospectus is a part);

      o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o  a  combination of any such methods of sale; and

      o  any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the registrable securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved,
(iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and (vi) other facts material to the transaction. In addition, upon us being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling stockholder has represented and warranted to us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incident to the registration of the shares.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed upon for us by Piliero Goldstein Kogan & Miller, LLP.

                                     EXPERTS

         The financial statements appearing in this prospectus and registration statement have been audited by Vitale, Caturano & Company, Ltd., independent accountants; to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firms as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents or any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the SEC. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.

                                  LCM HOLDINGS
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
              Three Months Ended March 31, 2005 and the Period from
                 Inception (March 31, 2004) to December 31, 2004


================================================================================


                                 C O N T E N T S
                                 ---------------

                                                                   PAGE

Independent Auditor's Report.....................................   F-2

Financial Statements:

         Balance Sheets..........................................   F-3

         Statements of Operations................................   F-4

         Statements of Cash Flows................................   F-5

         Notes to Financial Statements...........................    F-6 to  F-7

INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
LCM Holdings
San Diego, California


We have audited the accompanying balance sheet of LCM Holdings (the Company), a Delaware corporation in the development stage, as of December 31, 2004 and the related statement of operations and cash flows for the period from inception (March 31, 2004,) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LCM Holdings as of December 31, 2004 and the results of its operations and its cash flows for the period from inception (March 31, 2004) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.


/s/ Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

June 28, 2005
Boston, Massachusetts

LCM HOLDINGS
(A DEVELOPMENT STAGE COMPANY)
Statements of Operations

                                                   MARCH 31,
                                                      2005         December 31,
                                                  (UNAUDITED)          2004
                                                 ------------      ------------
ASSETS

Cash and cash equivalents                        $        160      $        364
                                                 ------------      ------------

                                                 $        160      $        364
                                                 ============      ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                              $    800,132      $    718,729
   Notes payable                                       30,000            30,000
                                                 ------------      ------------
          Total current liabilities                   830,132           748,729
                                                 ------------      ------------

Stockholders' deficit:
   Common stock, $.001 par                                  1                 1
   Accumulated deficit                               (829,973)         (748,366)
                                                 ------------      ------------
            Total stockholders' deficit              (829,972)         (748,365)
                                                 ------------      ------------

                                                 $        160      $        364
                                                 ============      ============


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

LCM HOLDINGS
(A DEVELOPMENT STAGE COMPANY)
Statements of Operations

                                                THREE MONTHS      Period from
                                                   ENDED           Inception
                                                 MARCH 31,      (March 31, 2004)
                                                    2005        to December 31,
                                                 (UNAUDITED)          2004
                                                ------------    ----------------

Revenues                                        $         --      $         --
                                                ------------      ------------
         Total revenues                                   --                --
                                                ------------      ------------

Research and development                              25,765           647,472
General and administrative                            55,842           100,894
                                                ------------      ------------
         Total operating expenses                     81,607           748,366
                                                ------------      ------------

                                                ------------      ------------
         Net loss                                    (81,607)         (748,366)
                                                ------------      ------------

Accumulated deficit, beginning of period            (748,366)               --
                                                ------------      ------------

  Accumulated deficit, end of period            $   (829,973)     $   (748,366)
                                                ============      ============


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                   THREE MONTHS    Period from
                                                       ENDED        Inception
                                                     MARCH 31,  (March 31, 2004)
                                                       2005      to December 31,
                                                    (UNAUDITED)      2004
                                                    -----------  ---------------
Cash flows from operating activities:
  Net loss                                          $   (81,607)  $  (748,366)
  Adjustments to reconcile net loss to
    Net cash provided by (used in) operating
      activities:
        Change in current assets and liabilities:
          Increase in:
            Accounts payable                             81,403       718,729
            Notes payable                                    --        30,000

                                                    -----------   -----------
          Net cash provided by (used in)
            operating activities                           (204)          363
                                                    -----------   -----------

Cash flows from financing activities:
  Proceeds from issuance of common stock                     --             1
                                                    -----------   -----------
          Net cash provided by financing activities          --             1
                                                    -----------   -----------

Net increase (decrease) in cash and cash equivalents       (204)          364

Cash and cash equivalents, beginning of period              364            --
                                                    -----------   -----------

Cash and cash equivalents, end of period            $       160   $       364
                                                    ===========   ===========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

1.     NATURE OF ORGANIZATION

       On May 4, 2005, Catcher, Inc., a Delaware corporation, entered into an agreement with LCM Technologies, Inc., a Delaware corporation, to purchase substantially all of its assets and liabilities (such assets and liabilities as acquired by Catcher, Inc. herein referred to as LCM Holdings or the Company). The Company is in the development stage and was devoting substantially all of its efforts toward technology research and development.

       Also, on May 4, 2005, Catcher, Inc. was acquired by U.S. Telesis Holdings Inc. ("USTH") through a series of stock purchases with the shareholders of Catcher, Inc. ("Catcher") (the "Acquisition"). In connection with the Acquisition, USTH acquired (i) all of the issued and outstanding shares of common stock of Catcher in exchange for an aggregate of 34,911,900 shares of authorized, but theretofore unissued shares of common stock, $.001 par value of USTH, (ii) all of the issued and outstanding Series A Preferred Stock of Catcher Inc. in exchange for 733,778 shares of authorized Series A Preferred Stock, $.001 par value of USTH. In addition, USTH assumed Catcher's obligation to issue an aggregate of 32,402,600 shares of common stock to warrant holders.

       Immediately prior to the acquisition of Catcher by USTH, Catcher, completed a private placement of units consisting of common stock and warrants of Catcher to accredited investors which generated cash proceeds in the amount of $4,500,721.

       The Company is subject to risks common to rapid growth technology-based companies, including a limited operating history, dependence on key personnel, the need to raise capital, rapid technological change, competition from substitute products and larger companies, and the need for the successful development and marketing of commercial products and services.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       INTERIM FINANCIAL DATA

       The accompanying financial statements as of March 31, 2005 are unaudited. In the opinion of management, these interim statements have been prepared on the same basis of accounting as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial and other data disclosed in these notes to the financial statements for these periods are not necessarily indicative of the results to be expected for any future periods.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

       INCOME TAXES

       No income tax provision is recorded since the Company has incurred losses since its inception. Also, due to the uncertainty of future taxable income, no future tax benefits of incurred losses have been recognized. Further, since the Company experienced a change in ownership control on May 4, 2005 (see Note 1), there will be limitations with respect to the future utilization of income tax loss carryforwards.

       CONCENTRATION OF CREDIT RISK

       The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not exceeded the federally insured limits as of December 31, 2004. The Company believes it is not exposed to any significant credit risk on cash.

3.     NOTES PAYABLE

       At December 31, 2004, the balance in the two outstanding promissory notes was $30,000. The notes bear an interest rate of 10% and were due by December 31, 2004. These notes were paid in 2005.

4.     COMMON STOCK

       During 2004, the Company issued one share of common stock to the sole shareholder for a nominal value.

5.     RELATED PARTY TRANSACTIONS

       CONTRIBUTED SERVICES

       During the period ended December 31, 2004, the shareholder contributed services to the Company. No expense was attributed to these services during the period ended December 31, 2004 as the Company is still in the early stage of development.

       At December 31, 2004, there was $47,880 due to the shareholder. The amount is included in accounts payable in the accompanying balance sheet.

6.     SUBSEQUENT EVENTS (UNAUDITED)

       On June 23, 2005 a majority of the USTH Company's shareholders approved an amendment to the Company's certificate of incorporation to change the Company's name to Catcher Holdings, and effectuate a 1 for 7.2 reverse split, to be effective on a date to be determined by the Company's Board of Directors in the near term.

       Catcher entered into a Consulting Agreement with Hayden Communications, Inc. dated as of May 1, 2005 for a period of twelve (12) months at a fee of $5,000 per month plus reimbursement of certain expenses. Immediately following the Acquisition, a fee totaling $160,000 was paid to Hayden

       Communications, Inc. in respect to certain services provided in respect of capital markets consulting, marketing material creation and production. The agreement may be terminated by either party at the six-month anniversary. Hayden Communications, Inc. was a shareholder of Catcher whose shares were acquired by Catcher Holdings in the Acquisition.

       Catcher entered into a Consulting Agreement with The Del Mar Consulting Group, Inc. ("DCG") for a period of twelve (12) months effective as of April 21, 2005 at a fee of $5,000 per month plus reimbursement of certain expenses. DCG was a shareholder of Catcher whose shares were acquired by Catcher Holdings in the Acquisition.

       Catcher entered into a Consulting Agreement with Kai Hansen for a period of twelve (12) months effective as of April 21, 2005 at a fee of $5,000 per month plus reimbursement of certain expenses. Mr. Hansen was a shareholder of Catcher whose shares were acquired by Catcher Holdings in the Acquisition.

       Catcher entered into a Services Agreement with BlackFord Partners, Inc., dated as of May 6, 2005, whereby BlackFord Partners, Inc. agreed to provide financial and accounting advisory services to Catcher and us at a rate of $75 to $125 per hour depending on the type of services rendered. Pursuant to an Amendment to the Services Agreement, dated as of June 24, 2005, warrants to purchase 85,000 shares of our common stock at an exercise price of $3.74 was issued to principals of BlackFord, Partners, Inc., our Chief Financial Officer is a principal of Blackford Partners, Inc.

       Catcher entered into an employment agreement with its Chief Executive Officer, Chief Technology Officer and Chairman, Chief Financial Officer of Catcher and the Vice President -- Engineering. The employment agreements expire at various times through 2008. In conjunction with agreements the Company paid $35,000 in signing bonuses. The agreements provide for aggregate salaries of $816,000 per year.

       The Chief Financial Officer was granted, subject to shareholder approval, options to purchase 918,000 shares of common stock of the Company at an exercise price of $3.74 vesting over three years in three separate tranches consisting of (1) a first tranche of 580,000 shares, 25% of which vests on June 16, 2005 with the remaining 75% vesting monthly, pro rata each month, over the three year period following June 16, 2005, (2) a second tranche of 193,000, 25% of which vests on June 16, 2006, with the remaining 75% vesting monthly, pro rata each month, over the three year period following June 16, 2006 and (3) a third tranche of 145,000 shares, 25% of which vests on June 16, 2007 with the remaining 75%
       vesting monthly, pro rata each month, over the three year period following June 16, 2007. If there is a "Change of Control" of the Company (as that term will be defined in an agreement between the Company and Mr. Gilford), all unvested options will immediately vest. However, if Mr. Gilford's employment is terminated without Cause or for Good Reason (as each of those terms are defined in the Employment Agreement), any unvested options in a tranche that had commenced to vest shall immediately vest. The grant of options are subject to stockholder approval of a stock option plan of the Company. 227,167 options have vested as of July 31, 2005. The Company is in the process of determining the value of the option and will record that value as compensation expense in the period the option was issued.

                                15,490,404 SHARES

                             CATCHER HOLDINGS, INC.

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                                [--------------]

                               ------------------





Until [__________], 2005, all dealers that buy, sell, or trade the common stock, may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our certificate of incorporation includes provisions to eliminate the personal liability of directors for monetary damages resulting from breaches of their fiduciary duty, except for liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Effective June 29, 2005, our board of directors amended our Bylaws to provide that we will indemnify our officers and directors and advance expenses to our officers and directors, to the extent permitted by the laws of the State of Delaware. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         We have directors and officers liability insurance in an amount not less than $5,000,000.

         Insofar as indemnification for liability arising under the Act may be permitted to our directors, officers and controlling persons as stated in the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Company relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee..........................................  $8,204.50
Printing and engraving expenses...............................  $10,000*
Legal fees and expenses.......................................  $40,000*
Accounting fees and expenses..................................  $7,500*
Transfer agent and registrar's fees and expenses..............  $10,000*
Miscellaneous expense.........................................  $4,295.50*
         Total................................................  $80,000*

----------
* Estimates only.

RECENT SALES OF UNREGISTERED SECURITIES

         During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section
4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, though their relationships with us, to information about us.

         On July 28, 2003 three warrant holders, each significant shareholders of the Company, exercised their unit purchase warrants at $0.03 and received 558,333 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. The holders immediately exercised the additional warrant and received 558,333 shares of common stock for a total of 1,116,666 shares. In addition one other warrant holder exercised a warrant at $.03 and received 5,000 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. Total proceeds of $44,816 were received in connection with the exercises of all the warrants.

         In October and November of 2003, several warrant holders exercised their unit purchase warrants at $0.03 and received 135,000 shares of common stock and an additional warrant to purchase an equivalent number of shares at $0.05. The holders immediately exercised the additional warrant and received 135,000 shares of common stock for a total of 270,000 shares. Total proceeds of $10,800 were received in connection with the exercise of these warrants.

         In February 2004, certain investors exercised 150,000 warrants at $0.03 per share. Pursuant to their warrant agreements, the Company issued the investors an equivalent amount of warrants with an exercise price of $0.05. The investors immediately exercised the additional 150,000 warrants at $0.05 per share. Total proceeds of $12,000 were received in connection with the exercise of these warrants. The remaining 856,000 warrants outstanding expired on March 12, 2004.

         The Company granted an option to purchase 1,000,000 shares of its Common Stock to Nick Rigopulos in lieu of salary pursuant to a stock option agreement dated as of July 30, 2003. The options vested immediately and had an exercise price of $0.004 per share. The Company recorded $46,000 in connection with the issuance of the options which is included in administrative expense in the accompanying statement of operations for the year ended December 31, 2003. Mr. Rigopulos exercised options to purchase all 1,000,000 shares of Common Stock on July 30, 2003 for proceeds of $4,000.

         In February 2004, the Company issued an option to purchase 167,000 shares of common stock to Nicholas Rigopulos in lieu of salary. The options vested immediately and had an exercise price of $0.03. Mr. Rigopulos exercised options to purchase all 167,000 shares of Common Stock on March 9, 2004 for proceeds of $5,010.

         The Company issued 3,000,000 shares of Common Stock for services rendered to consultants pursuant to contracts dated July 28, 2003. The shares were valued at $150,000 based on a market value of the Company's stock of $0.05 per share.

         In July 28, 2003, the Company issued 200,000 shares of Common Stock to the secretary/director of the Company as compensation for services rendered. The shares were valued at $10,000, based on a market value of the Company's stock of $0.05 per share.

         On January 8, 2003, the Company issued 300,000 shares of common stock to an officer of the Company in lieu of salary. The shares were valued at $1,500, based on a market value of the Company's stock of $.005 per share.

CONVERTIBLE NOTES

         Throughout 2004 and early 2005 as described below, we entered into the following convertible promissory notes with certain of our investors, which notes were automatically converted effective May 4, 2005 to an aggregate of 1,544,524 shares of common stock upon our acquisition of Catcher:

         o In February 2004, the Company entered into convertible promissory notes with current investors for gross proceeds of $13,000. The notes bear interest at a rate of 6% and mature on September 30, 2004. The notes are convertible into common stock at a rate of $0.03 per share at any time after September 30, 2004. The notes may only be converted at the option of the Company. As of December 31, 2004 there is $715 in accrued interest which is included in accrued expenses in the accompanying balance sheet. In September 2004 the Company amended the notes payable to extend the maturity date to January 31, 2005. On February 1, 2005 the Company amended the notes payable to extend the maturity date to January 31, 2006.

         o In July 2004, the Company entered into two convertible promissory notes with current investors for gross proceeds of $10,000. The notes bear interest at a rate of 6% and mature on January 31, 2005. The notes are convertible into common stock at a rate of $0.03 per share at any time after

            January 31, 2005. The notes may only be converted at the option of the Company. As of December 31, 2004 there is $300 in accrued interest which is included in accrued expenses in the accompanying balance sheet. On February 1, 2005 the Company amended the notes payable to extend the maturity date to January 31, 2006.

         o In October 2004, the Company entered into a convertible promissory note with a current investor for gross proceeds of $5,000. The note bears interest at a rate of 6% and matures on January 31, 2005. The note is convertible into common stock at a rate of $0.03 per share at any time after January 31, 2005. The note may only be converted at the option of the Company. As of December 31, 2004 there is $150 in accrued interest which is included in accrued expenses in the accompanying balance sheet. On February 1, 2005 the Company amended the notes payable to extend the maturity date to January 31, 2006.

         o In January 2005, the Company entered into a convertible promissory note with a current investor for gross proceeds of $5,000. The note bears interest at a rate of 6% and matures on July 31, 2005. The note is convertible into common stock at a rate of $0.03 per share at any time after January 31, 2005. The note may only be converted at the option of the Company. On February 1, 2005 the Company amended the notes payable to extend the maturity date to January 31, 2006.

         o In April 2005, the Company entered into a convertible promissory note with a current investor for gross proceeds of $36,000. The note bears interest at a rate of 1% and matures on January 31, 2006. The note is convertible into common stock at a rate of $0.10 per share at any time after August 31, 2005. The note may only be converted at the option of the Company.

         o In May 2005, the Company entered into a convertible promissory note with a current investor in exchange for payment of $2,975 of expenses. The note bears interest at a rate of 6% and matures on January 31, 2006. The note is convertible into common stock at a rate of $0.10 per share at any time after August 31, 2005. The note may only be converted at the option of the Company.

         On May 4, 2004, through a series of stock purchase agreements, the Company issued 34,911,900 shares of its common stock, 733,778 shares of its Series A Preferred Stock, and Series A and Series B warrants to purchase an aggregate of 32,402,600 shares of its common stock to the holders of common stock of Catcher, Inc.

         On May 4, 2005, $71,975 of aggregated principal balances of unpaid convertible notes plus accrued interest were converted into 1,544,524 shares of common stock.

         On June 24, 2005, the Company issued to Stan Blackburn a warrant to purchase 20,000 shares of its common stock, at an exercise price of $3.74 and issued to Jeff Gilford a warrant purchase 65,000 shares of its common stock at an exercise price of $3.74, in each case, in connection for providing consulting services pursuant to the Services Agreement, dated as of May 6, 2005, by and between the Company and BlackFord Partners, Inc.

         On June 24, 2005, the Company granted to Jeff Gilford options to purchase 918,000 shares of its common at an exercise price of $3.74 vesting over three years in three separate tranches, pursuant to the Employment Agreement, effective as of June 16, 2005, by and between the Company and Mr. Gilford.

EXHIBITS

        EXHIBIT
        NUMBER        DESCRIPTION OF EXHIBIT

          3.1. Certified copy of the Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Form 8-K dated June 23, 2005 filed with the SEC on June 28, 2005.

          3.2          Bylaws of the  Registrant  incorporated  by  reference to
                       Exhibit 2.2 of the Form 10-SB filed with the SEC on May 29, 2003, as amended by Amendment No. 1 to the Bylaws of the Registrant incorporated by reference to Exhibit 3.2 to the Form 8K dated July 29, 2005 and filed with the SEC on August 1, 2005.

          4.1 Form of Series A Warrant issued to investors incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

          4.2 Form of Series B Warrant issued to investors incorporated by reference to Exhibit 4.2 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

          4.3 Form of Warrant issued to Stan Blackburn incorporated by reference to Exhibit 4.1 to the Form 8-K dated June 23, 2005 filed with the SEC on June 28, 2005.

          4.4 Form of Warrant issued to Jeff Gilford incorporated by reference to Exhibit 4.2 to the Form8-K dated June 23, 2005 filed with the SEC on June 28, 2005.

          5.1          Opinion of Piliero Goldstein Kogan & Miller, LLP.

          10.1 Form of Preferred Stock Purchase Agreement, dated as of May 4, 2005, by and among the Company, Catcher and the preferred stockholders of Catcher incorporated by reference to Exhibit 10.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

          10.2 Form of Stock Purchase Agreement, dated as of May 4, 2005, by and among the Company and the founders holding common stock of Catcher incorporated by reference to
                       Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

          10.3 Form of Stock Purchase Agreement, dated as of May 4, 2005, by and among the Company and the private investors in Catcher holding common stock of Catcher incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

          10.4 Form of Registration Rights Agreement, dated as of May 4, 2005, by and among the Company and the persons listed as signatories thereto incorporated by reference to Exhibit
                       4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

          10.5 Employment Agreement, between Jeff Gilford and Catcher, Inc., the Registrant's subsidiary incorporated by reference to Exhibit 10.1 to the Form 8-K dated June 23, 2005 and filed with the SEC on June 28, 2005.

          10.6 Services Agreement, dated as of May 6, 2005, between the Registrant and BlackFord Partners Inc., as amended by the Amendment dated June 24, 2005 incorporated by reference to Exhibit 10.2 to the Form 8-K dated June 23, 2005 and filed with the SEC on June 28, 2005.

          10.7 Consulting Agreement, effective as of April 21, 2005, by and between The Del Mar Consulting Group, Inc. and Catcher incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

          10.8 Consulting Agreement, dated as of May 1, 2005, by and between Hayden Communications, Inc. and Catcher incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

          10.9 Consulting Agreement, effective as of April 21, 2005, by and between Kai Hansen and Catcher incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

          10.10 Teaming Agreement with Project Performance Corporation dated March 29, 2005 incorporated by reference to Exhibit
                       4.1 to the Form 8- K/A dated May 4, 2005 filed with the SEC on July 15, 2005.

          10.10 Employment Agreement, effective as of Arpi 21, 2005, by and between Catcher and Charles Sander.

          10.11 Employment Agreement, effective as of April 21, 2005, by and between Catcher and Ira Tabankin.

          10.12 Employment Agreement, effective as of April 21, 2005 by and between Catcher and John Sutton.

          10.13 Employment Agreement Amendment Letter dated July 29, 2005 regarding Ira Tabankin incorporated by reference to
                       Exhibit 10.1 to the Form 8K dated July 29, 2005 and filed with the SEC on August 1, 2005.

          10.14 Employment Agreement Amendment Letter dated July 29, 2005 regarding Charles Sander incorporated by reference to
                       Exhibit 10.2 to the Form 8K dated July 29, 2005 and filed with the SEC on August 1, 2005.

          10.15 Employment Agreement Amendment Letter dated July 29, 2005 regarding John Sutton incorporated by reference to
                       Exhibit 10.3 to the Form 8K dated July 29, 2005 and filed with the SEC on August 1, 2005.

          14.1 Code of Ethics incorporated by reference to Exhibit 14.1 to the Form 8-K dated June 23, 2005 and filed with the SEC on June 28, 2005.

          21.1         Catcher, Inc., a Delaware corporation

          23.1         Consent of Vitale, Caturano & Company, Ltd.

          23.2         Consent  of  Piliero   Goldstein  Kogan  &  Miller,   LLP
                       (included in Exhibit 5.1 above)

          24.1         Power of Attorney (Included on the signature page)


                                  UNDERTAKINGS

         The undersigned small business issuer hereby undertakes to:

         (1) For determining any liability under the Securities Act of 1933, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1), or
(4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the SEC declared it effective.

         (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

         The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering: (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c)      Include   any   additional   or   changed    material
                  information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Loudon County, Virginia, on the 29th day of July, 2005.

                                          CATCHER HOLDINGS, INC.

                                          By: /s/ Charles Sander
                                             -------------------
                                          Charles Sander,Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURE                        TITLE                    DATE
             ---------                        -----                    ----

  /s/ CHARLES SANDER                   Chief Executive Officer,
-----------------------------------    President and Director
Charles Sander                         (Principal Executive
                                       Officer)                    July 29, 2005

  /s/ JEFF GILFORD                     Chief Financial Officer
-----------------------------------    (Principal Financial
Jeff Gilford                           and Accounting Officer)     July 29, 2005

  /s/ IRA TABANKIN
-----------------------------------
Ira Tabankin                           Secretary and Director      July 29, 2005

  /s/ CATHAL FLYNN
-----------------------------------
Rear Admiral (Retired) Cathal Flynn    Director                    July 29, 2005

  /s/ H. CLAYTON FOUSHEE, JR.
-----------------------------------
H. Clayton Foushee, Jr.                Director                    July 29, 2005